Exhibit 10.1

CUSTOMER CUSIP NUMBER 04238BAA9

REVOLVING COMMITMENT CUSIP NUMBER 04238BAB7

$50,000,000 SECURED REVOLVING CREDIT FACILITY

CREDIT AGREEMENT

by and among

ARMSTRONG ENERGY, INC., as Borrower

and

THE LENDERS PARTY HERETO

and

PNC CAPITAL MARKETS LLC, as Joint Lead Arranger and Joint Bookrunner,

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

and

STIFEL NICOLAUS WEISEL, as Joint Lead Arranger and Joint Bookrunner,

and

STIFEL BANK & TRUST, as Syndication Agent

Dated as of December 21, 2012

TABLE OF CONTENTS

				Page

1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions.		1
	1.2	Construction.		32
	1.3	Accounting Principles; Changes in GAAP.		33

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			33
	2.1	Revolving Credit Commitments.		33
		2.1.1	Revolving Credit Loans.	33
		2.1.2	Swing Loan Commitment.	34
	2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.		34
	2.3	Commitment Fees.		34
	2.4	[Intentionally Omitted].		35
	2.5	Revolving Credit Loan Requests; Swing Loan Requests.		35
		2.5.1	Revolving Credit Loan Requests.	35
		2.5.2	Swing Loan Requests.	35
	2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.		35
		2.6.1	Making Revolving Credit Loans.	35
		2.6.2	Presumptions by the Administrative Agent.	36
		2.6.3	Making Swing Loans.	36
		2.6.4	Repayment of Revolving Credit Loans.	36
		2.6.5	Borrowings to Repay Swing Loans.	36
		2.6.6	Swing Loans Under Cash Management Agreements.	37
	2.7	Notes.		37
	2.8	Use of Proceeds.		37
	2.9	Letter of Credit Subfacility.		38
		2.9.1	Issuance of Letters of Credit.	38
		2.9.2	Letter of Credit Fees.	38
		2.9.3	Disbursements, Reimbursement.	39
		2.9.4	Repayment of Participation Advances.	40
		2.9.5	Documentation.	40
		2.9.6	Determinations to Honor Drawing Requests.	40
		2.9.7	Nature of Participation and Reimbursement Obligations.	41
		2.9.8	Indemnity.	42
		2.9.9	Liability for Acts and Omissions.	43
		2.9.10	Issuing Lender Reporting Requirements.	44
	2.10	Defaulting Lenders.		44

i

3.	[INTENTIONALLY DELETED]			46

4.	INTEREST RATES			46
	4.1	Interest Rate Options.		46
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate.	46
		4.1.2	Rate Quotations.	47
	4.2	Interest Periods.		47
		4.2.1	Amount of Borrowing Tranche.	47
		4.2.2	Renewals.	47
	4.3	Interest After Default.		47
		4.3.1	Letter of Credit Fees, Interest Rate.	47
		4.3.2	Other Obligations.	47
		4.3.3	Acknowledgment.	47
	4.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.		48
		4.4.1	Unascertainable.	48
		4.4.2	Illegality; Increased Costs; Deposits Not Available.	48
		4.4.3	Administrative Agent’s and Lender’s Rights.	48
	4.5	Selection of Interest Rate Options.		49

5.	PAYMENTS			49
	5.1	Payments.		49
	5.2	Pro Rata Treatment of Lenders.		49
	5.3	Sharing of Payments by Lenders.		50
	5.4	Presumptions by Administrative Agent.		50
	5.5	Interest Payment Dates.		51
	5.6	Voluntary Prepayments.		51
		5.6.1	Right to Prepay.	51
		5.6.2	Replacement of a Lender.	51
		5.6.3	Reduction of Revolving Credit Commitments.	52
		5.6.4	Designation of a Different Lending Office.	53
	5.7	Mandatory Prepayments.		53
		5.7.1	Sale of Assets.	53
		5.7.2	Borrowing Base Exceeded.	53
		5.7.3	Insurance Proceeds.	53
		5.7.4	Application Among Interest Rate Options.	54
	5.8	Increased Costs.		54
		5.8.1	Increased Costs Generally.	54
		5.8.2	Capital Requirements.	55
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	55
		5.8.4	Delay in Requests.	55
	5.9	Taxes.		56
		5.9.1	Issuing Lender.	56
		5.9.2	Payments Free of Taxes.	56

		5.9.3	Payment of Other Taxes by the Loan Parties.	56
		5.9.4	Indemnification by the Loan Parties.	56
		5.9.5	Indemnification by the Lenders.	56
		5.9.6	Evidence of Payments.	57
		5.9.7	Status of Lenders.	57
		5.9.8	Treatment of Certain Refunds.	59
		5.9.9	Survival.	59
	5.10	Indemnity.		60
	5.11	Settlement Date Procedures.		60
	5.12	Receipt and Application of Payment After Liquidity Event; Collections; Blocked Account; Administrative Agent’s Right to Notify Account Debtors.		60
		5.12.1	Receipt and Application of Payment.	61
		5.12.2	Collections; Administrative Agent’s Right to Notify Account Debtors.	62
	5.13	Blocked Account.		62

6.	REPRESENTATIONS AND WARRANTIES			62
	6.1	Representations and Warranties.		62
		6.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.	62
		6.1.2	Subsidiaries and Owners; Investment Companies.	63
		6.1.3	Validity and Binding Effect.	63
		6.1.4	No Conflict; Material Agreements; Consents.	63
		6.1.5	Litigation.	64
		6.1.6	Financial Statements.	64
		6.1.7	Margin Stock.	64
		6.1.8	Full Disclosure.	65
		6.1.9	Taxes.	65
		6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc.	65
		6.1.11	Liens in the Collateral.	65
		6.1.12	Accounts.	65
		6.1.13	Inventory.	66
		6.1.14	Insurance.	66
		6.1.15	ERISA Compliance.	66
		6.1.16	Environmental Matters.	67
		6.1.17	Solvency.	67
		6.1.18	Coal Act; Black Lung Act.	67
		6.1.19	Bonding Capacity.	67
		6.1.20	Permit Blockage.	67
		6.1.21	Armstrong Energy, Inc.	68
		6.1.22	Excluded Subsidiaries.	68
		6.1.23	Vendor Liens. No default exists with respect to any of the Vendor Liens.	68
		6.1.24	Anti-Money Laundering/International Trade Law Compliance.	68
	6.2	Updates to Schedules.		68

7.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			69
	7.1	First Loans and Letters of Credit.		69
		7.1.1	Deliveries.	69
		7.1.2	Payment of Fees.	71
	7.2	Each Loan or Letter of Credit.		71

8.	COVENANTS			71
	8.1	Affirmative Covenants.		71
		8.1.1	Preservation of Existence, Etc.	71
		8.1.2	Payment of Liabilities, Including Taxes, Etc.	71
		8.1.3	Maintenance of Insurance.	72
		8.1.4	Maintenance of Properties and Leases.	72
		8.1.5	Visitation Rights; Field Examinations.	72
		8.1.6	Keeping of Records and Books of Account.	73
		8.1.7	Compliance with Laws; Use of Proceeds.	73
		8.1.8	Further Assurances.	73
		8.1.9	Anti-Terrorism Laws.	73
		8.1.10	Maintenance of Patents, Trademarks, Etc.	73
		8.1.11	Collateral and Additional Collateral (Including As-Extracted Collateral); Execution and Delivery of Additional and Ancillary Security Documents.	74
		8.1.12	Maintenance of Material Contracts.	75
		8.1.13	Maintenance of Licenses, Etc.	75
		8.1.14	Maintenance of Permits.	75
		8.1.15	Cash Management Agreements.	75
		8.1.16	Initial Appraisal / Field Examination.	75
		8.1.17	Federal Assignment of Claims Act.	75
		8.1.18	Designation of Unrestricted Subsidiaries/Restricted Subsidiaries.	75
	8.2	Negative Covenants.		77
		8.2.1	Indebtedness.	77
		8.2.2	Liens; Lien Covenants.	78
		8.2.3	Guaranties.	78
		8.2.4	Loans and Investments.	78
		8.2.5	Dividends and Related Distributions.	79
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions.	79
		8.2.7	Dispositions of Assets or Subsidiaries.	81
		8.2.8	Affiliate Transactions.	82
		8.2.9	Subsidiaries, Partnerships and Joint Ventures.	82
		8.2.10	Continuation of or Change in Business.	82
		8.2.11	Fiscal Year.	83
		8.2.12	Issuance of Stock.	83
		8.2.13	Changes in Organizational Documents, Senior Secured Notes.	83
		8.2.14	Minimum Fixed Charge Coverage Ratio.	83
		8.2.15	Intentionally Deleted.	84
		8.2.16	Limitation on Negative Pledges.	84
	8.3	Reporting Requirements.		84
		8.3.1	Monthly/Quarterly Financial Statements.	84

		8.3.2	Annual Financial Statements.	84
		8.3.3	Certificate of the Borrower.	85
		8.3.4	Borrowing Base Certificates, Schedules of Accounts, Inventory and Payables.	85
		8.3.5	Notices.	86
	8.4	Accounts.		87
		8.4.1	Location of Records of Accounts.	87
		8.4.2	Collection of Accounts.	87
		8.4.3	Power to Act on Behalf of Loan Parties.	87
		8.4.4	No Liability.	88
		8.4.5	Adjustments.	88

9.	DEFAULT			88
	9.1	Events of Default.		88
		9.1.1	Payments Under Loan Documents.	88
		9.1.2	Breach of Warranty.	89
		9.1.3	Breach of Negative Covenants or Visitation Rights; Failure to Deliver Borrowing Base Certificate.	89
		9.1.4	Breach of Other Covenants.	89
		9.1.5	Defaults in Other Agreements or Indebtedness.	89
		9.1.6	Final Judgments or Orders.	89
		9.1.7	Loan Document Unenforceable.	89
		9.1.8	Uninsured Losses; Proceedings Against Assets.	90
		9.1.9	Events Relating to Plans and Benefit Arrangements.	90
		9.1.10	Change of Control.	90
		9.1.11	Relief Proceedings.	91
	9.2	Consequences of Event of Default.		91
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	91
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	91
		9.2.3	Set-off.	91
		9.2.4	Application of Proceeds.	92

10.	THE ADMINISTRATIVE AGENT			92
	10.1	Appointment and Authority.		92
	10.2	Rights as a Lender.		93
	10.3	Exculpatory Provisions.		93
	10.4	Reliance by Administrative Agent.		94
	10.5	Delegation of Duties.		94
	10.6	Resignation of Administrative Agent.		94
	10.7	Non-Reliance on Administrative Agent and Other Lenders.		95
	10.8	No Other Duties, etc.		95
	10.9	Administrative Agent’s Fee.		96
	10.10	Authorization to Release Collateral and Guarantors.		96
	10.11	No Reliance on Administrative Agent’s Customer Identification Program.		96

v

11.	MISCELLANEOUS			96
	11.1	Modifications, Amendments or Waivers.		96
		11.1.1	Increase of Commitment.	96
		11.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.	97
		11.1.3	Release of Collateral or Guarantor.	97
		11.1.4	Miscellaneous.	97
	11.2	No Implied Waivers; Cumulative Remedies.		97
	11.3	Expenses; Indemnity; Damage Waiver.		98
		11.3.1	Costs and Expenses.	98
		11.3.2	Indemnification by the Borrower.	98
		11.3.3	Reimbursement by Lenders.	99
		11.3.4	Waiver of Consequential Damages, Etc.	99
		11.3.5	Payments.	99
	11.4	Holidays.		99
	11.5	Notices; Effectiveness; Electronic Communication.		100
		11.5.1	Notices Generally.	100
		11.5.2	Electronic Communications.	100
		11.5.3	Change of Address, Etc.	100
	11.6	Severability.		100
	11.7	Duration; Survival.		101
	11.8	Successors and Assigns.		101
		11.8.1	Successors and Assigns Generally.	101
		11.8.2	Assignments by Lenders.	101
		11.8.3	Register.	103
		11.8.4	Participations.	103
		11.8.5	Certain Pledges; Successors and Assigns Generally.	104
	11.9	Obligations Absolute.		104
	11.10	Joinder.		106
	11.11	Waivers, etc.		106
	11.12	Guaranty and Surety Matters.		107
	11.13	Confidentiality.		107
		11.13.1	General.	107
		11.13.2	Sharing Information With Affiliates of the Lenders.	108
	11.14	Counterparts; Integration; Effectiveness.		108
		11.14.1	Counterparts; Integration; Effectiveness.	108
	11.15	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.		108
		11.15.1	Governing Law.	108
		11.15.2	SUBMISSION TO JURISDICTION.	109
		11.15.3	WAIVER OF VENUE.	109
		11.15.4	SERVICE OF PROCESS.	109
		11.15.5	WAIVER OF JURY TRIAL.	110
	11.16	Agent for the Loan Parties.		110
	11.17	USA Patriot Act Notice.		110

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 1.1(Q)(1)	-	QUALIFIED ACCOUNTS
SCHEDULE 1.1(Q)(2)	-	QUALIFIED INVENTORY
SCHEDULE 1.1(R)	-	REAL PROPERTY
SCHEDULE 1.1(V)	-	VENDOR LIENS
SCHEDULE 6.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2	-	SUBSIDIARIES
SCHEDULE 6.1.14	-	INSURANCE
SCHEDULE 6.1.15	-	ERISA DISCLOSURES
SCHEDULE 6.1.16	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.1	-	EXISTING INDEBTEDNESS
SCHEDULE 7.1.1	-	OPINION OF COUNSEL
SCHEDULE 8.1.3	-	INSURANCE REQUIREMENTS RELATING TO COLLATERAL
SCHEDULE 8.2.1	-	PERMITTED INDEBTEDNESS
SCHEDULE 8.2.4	-	PERMITTED LOANS AND INVESTMENTS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)	-	BORROWING BASE CERTIFICATE
EXHIBIT 1.1(D)	-	DEPOSIT ACCOUNT CONTROL AGREEMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)	-	INDEMNITY
EXHIBIT 1.1(I)(2)	-	INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(I)(3)	-	INTERCREDITOR AGREEMENT
EXHIBIT 1.1(M)	-	MORTGAGE
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(P)(1)	-	PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)	-	PLEDGE AGREEMENT
EXHIBIT 1.1(S)	-	SECURITY AGREEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST

EXHIBIT 5.9.7(A)	-	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT 5.9.7(B)	-	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT 5.9.7(C)	-	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT 5.9.7(D)	-	U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3	-	QUARTERLY COMPLIANCE CERTIFICATE

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of December 21, 2012 and is made by and among ARMSTRONG ENERGY, INC., a Delaware corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), STIFEL BANK & TRUST, in its capacity as syndication agent for the Lenders under this Agreement, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

The Borrower has requested the Lenders to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $50,000,000. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. CERTAIN DEFINITIONS

1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

ABL Priority Collateral shall mean the following property (other than Excluded Property) that is now or hereafter owned or leased by any Loan Party in which Liens are granted in favor of the Administrative Agent for the benefit of the Lenders pursuant to (i) Security Agreement, (ii) Patent, Trademark and Copyright Security Agreement, (iii) the PNC Blocked Account Control Agreement, (iv) the PNC Sweep Account Control Agreement, (v) any other Deposit Account Control Agreement, or (vi) this Agreement:

(i) all Accounts, other than Accounts which constitute identifiable proceeds which arise from the sale, license, assignment or other disposition of Senior Secured Notes Priority Collateral;

(ii) all chattel paper, other than chattel paper which constitutes identifiable proceeds of Senior Secured Notes Priority Collateral;

(iii) all (x) deposit accounts and money and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein, and (y) securities accounts and security entitlements and securities credited thereto, and, in each case, all cash, checks and other property held therein or credited thereto;

(iv) all Inventory;

(v) As-Extracted Collateral (including As-Extracted Collateral from present and future operations regardless of whether such interests are presently owned or hereafter acquired);

(vi) all trademarks and copyrights;

(vii) to the extent relating to, evidencing or governing any of the items referred to in the preceding clauses (i) through (vi) constituting ABL Priority Collateral, all documents, general intangibles (including coal sales agreements), instruments (including promissory notes) and commercial tort claims;

(viii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vii) constituting ABL Priority Collateral, all supporting obligations and letter of credit rights;

(ix) all books and records relating to the items referred to in the preceding clauses (i) through (vii) constituting ABL Priority Collateral (including all books, databases, customer lists, and records, whether tangible or electronic), which contain any information relating to any of the items referred to in the preceding clauses (i) through (viii); and

(x) all proceeds of any of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, money, insurance proceeds, instruments, securities, financial assets and deposit accounts.

Account shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by any Loan Party. All Accounts, whether Qualified Accounts or not, shall be subject to the Lien granted in the Security Agreement.

Account Debtor shall mean any Person who is or who may become obligated to a Loan Party under, with respect to, or on account of, an Account.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section10.9 [Administrative Agent’s Fee].

AE Equity Offering shall mean the issuance of equity out of Armstrong Energy, Inc. pursuant to a private placement(s) and/or public offering(s), as permitted by this Agreement.

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Ancillary Security Documents shall mean all documents, instruments, environmental reports, agreements, endorsements, policies and certificates requested by the Administrative Agent and customarily delivered by any property owner in connection with a mortgage financing. Without limiting the generality of the foregoing, examples of Ancillary Security Documents would include insurance policies (other than title insurance) or certificates regarding any collateral, lien searches, estoppel letters, flood insurance certifications, environmental audits which shall meet the Administrative Agent’s minimum requirements for phase I environmental assessments or phase II environmental assessments, as applicable, opinions of counsel and the like.

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the then existing Undrawn Availability according to the pricing grid on Schedule 1.1(A) below the heading “Commitment Fee.”

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the then existing Undrawn Availability according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Applicable Margin shall mean, as applicable:

(i) the percentage spread to be added to the Base Rate applicable to Loans under the Base Rate Option based on the then existing Undrawn Availability according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread”, or

(ii) the percentage spread to be added to the LIBOR Rate applicable to Loans under the Base Rate Option based on the then existing Undrawn Availability according to the pricing grid on Schedule 1.1(A) below the heading “LIBOR Rate Spread”.

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Armstrong Resource Partners shall mean Armstrong Resource Partners, LP, a Delaware limited partnership.

Armstrong Tech shall mean Armstrong Technology Services, LLC, a Delaware limited liability company.

As-Extracted Collateral shall have the meaning ascribed to such term in the UCC.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Auditor’s Report shall have the meaning specified in Section 8.3.2 [Annual Financial Statements].

Authorized Officer shall mean the Chief Executive Officer, President, Chief Financial Officer, Manager or Controller of a Loan Party, or such other individuals, designated by written notice to the Administrative Agent from any Loan Party, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. Any Loan Party may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Available Cash shall equal cash on hand as of the first day of the rolling twelve (12) month period ended at the end of the preceding calendar month (which amount shall not include cash held in the Blocked Account or cash that is otherwise restricted) less the Revolving Facility Usage.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus 0.5%, and (b) the Prime Rate, and (c) the Daily LIBOR Rate, plus 100 basis points (1.0%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option].

Black Lung Act shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

Blocked Account shall mean the segregated, non-interest bearing deposit account maintained by each of the Loan Parties with PNC from which monies may be withdrawn only by the Administrative Agent as set forth in Section 5.13 [Blocked Account] below.

Borrower shall have the meaning specified in the introductory paragraph.

Borrowing Base shall mean at any time the sum of:

(i) one hundred percent (100%) of cash held in the Blocked Account (“Cash Portion”), plus

(ii) eighty five percent (85%) of Qualified Accounts, plus

(iii) fifty percent (50%) of Qualified Unbilled Accounts, plus

(iv) the lesser of the amount in (A) or the amount in (B) below:

(A) fifty percent (50%) of Qualified Inventory (including Parts and Supplies Inventory) valued at the lower of cost or fair market value, or

(B) $8,500,000; minus

(v) the Royalty Reserve; minus

(vi) Reserve amounts as the Administrative Agent may deem necessary or appropriate in its Reasonable Credit Judgment. Any such reserve amount shall become effective one (1) Business Day after written notice from the Administrative Agent to the Borrower for the purpose of calculating the Borrowing Base hereunder.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent with such adjustments as the Administrative Agent deems appropriate in its Reasonable Credit Judgment to assure that the Borrowing Base is calculated in accordance with the terms of this Agreement. The foregoing notwithstanding, the Administrative Agent may, in its sole discretion, after providing written notice to the Borrower, elect to calculate the Borrowing Base based upon the results of a completed field examination or audit delivered more recently than the most recent Borrowing Base Certificate provided by the Borrower.

Notwithstanding the foregoing, prior to the delivery to the Administrative Agent of a field examination and inventory appraisal, in form and substance satisfactory to the Administrative Agent, the initial Borrowing Base shall equal the sum of $20,000,000 plus the Cash Portion.

Borrowing Base Certificate shall mean a report from an Authorized Officer of the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit 1.1(B), delivered to the Administrative Agent setting forth the Borrower’s calculation of the Borrowing Base.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

Capital Expenditures shall mean for any period, with respect to any Loan Party, the aggregate of all expenditures by such Loan Party for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Loan Party.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Management Agreement shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

Casualty Event shall mean an event that gives rise to the receipt by the Borrower or any of the Loan Parties of any insurance proceeds or condemnation awards in respect of any personal or real property.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].

Closing Date shall mean the Business Day on which each of the conditions set forth in Section 7.1 [First Loans and Letters of Credit] have been satisfied or waived by the Administrative Agent in its sole discretion, which shall be December 21, 2012.

Coal shall mean all types of solid naturally occurring hydrocarbons (other than oil shale or Gilsonite), including without limitation, bituminous and sub-bituminous coal, and lignite.

Coal Act shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean collectively the ABL Priority Collateral and the Senior Secured Notes Priority Collateral.

Commitment shall mean as to any Lender its Revolving Credit Commitment and, in the case of PNC, the aggregate of PNC’s Revolving Credit Commitment and PNC’s Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Commodity Hedge shall mean a price protection agreement related to crude oil, diesel fuel, heating oil, coal, SO2 allowances, natural gas, explosives or other commodities used in the ordinary course of business of the Loan Parties.

Compliance Authority shall mean each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) IRS, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission.

Compliance Certificate shall mean a compliance certificate to be signed by an Authorized Officer of Borrower, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions of this Agreement, in the form attached as Exhibit 8.3.3 hereto.

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, depletion, amortization, minority interest, other non-recurring, non-cash charges to net income (including, without limitation, FASB ASC 360-10 write-downs, but excluding any non-cash charge which requires an accrual of, or a cash reserve for, anticipated cash charges for any future period), interest expense, non-cash loss on derivative items (SFAS No. 133 and its successors) and income tax expense, minus (ii) non-cash gains on derivative items (SFAS No. 133 and its successors) and non-recurring, non-cash credits to net income (including, without limitation, the accretion of sales or purchase contracts), in each case of the Loan Parties and their Subsidiaries for such period determined and consolidated in accordance with GAAP, plus (iii) transaction fees and expenses actually paid on or before March 31, 2013 in connection with the closing of this Loan and the Senior Secured Notes, in an aggregate amount not to exceed $9,000,000, plus (iv) non-cash compensation expenses related to the common stock and other equity securities issued to employees, directors or consultants, minus

(v) all cash payments actually made by such Loan Party during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period, plus (vi) non-cash payments made under any Royalty Agreement to an Affiliate of a Loan Party, solely to the extent such non-cash payments were a reduction in net income and not otherwise included in determining Consolidated EBITDA in (i) through (v) above; provided, however, that for the purposes of this definition, with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and provided, further, that for the purposes of this definition, with respect to a business or assets conveyed or disposed of by the Loan Parties pursuant to Section 8.2.7 [Dispositions of Assets or Subsidiaries] or pursuant to a Permitted Joint Venture, Consolidated EBITDA shall be calculated as if such disposition or conveyance had been consummated at the beginning of such period. For purposes of determining Consolidated EBITDA, items related to Permitted Joint Ventures shall be excluded, except that cash dividends paid by any Permitted Joint Venture to the Borrower or a wholly-owned Subsidiary of the Borrower shall be included in Consolidated EBITDA.

Consolidated Funded Debt shall mean, as of any date of determination and without duplication, the sum of all Indebtedness representing borrowed money, including both the current and long-term portion thereof, capitalized lease obligations, and contingent and guaranty obligations with respect to the foregoing, in each case of the Loan Parties and their Subsidiaries for such period determined and consolidated in accordance with GAAP. Notwithstanding the foregoing, Consolidated Funded Debt shall not include any liabilities to reimburse the issuer of letters of credit or other surety instruments, which letters of credit or other sureties are not drawn.

Consolidated Interest Expense shall mean, with reference to any period, the cash interest expense of the Loan Parties calculated on a consolidated basis for such period.

Covered Entity shall mean the Borrower, its Affiliates and Subsidiaries, all Guarantors, pledgors of Collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Loans.

Credit and Collateral Support Fee, Indemnification and Right of First Refusal Agreement shall mean that certain agreement, dated as of February 9, 2011, between the Borrower and certain of its Affiliates, as in effect on the Closing Date.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such

Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3[Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” shall mean, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Deposit Account Control Agreement shall mean a deposit account control agreement to be entered into among the Administrative Agent, the Borrower and a Depository, granting a first priority lien over one or more deposit accounts to the Administrative Agent for the benefit of the Lenders, in the form attached hereto as Exhibit 1.1(D).

Depository shall mean any Lender acting as a depository for any accounts of a Loan Party, provided that such Lender has entered into a Deposit Account Control Agreement in favor of the Administrative Agent for the benefit of the Lenders, all as acceptable to the Administrative Agent in its Reasonable Credit Judgment.

Disposition Subsidiary shall mean a temporary, newly-formed direct or indirect Subsidiary of the Borrower that (i) was created for the sole purpose of facilitating a disposition of coal reserves and/or interests in real property otherwise permitted under this Agreement, (ii) prior to the transaction described in clause (i) above holds no material assets and conducts no operations and (iii) after the transaction described in clause (i) above shall, by merger, sale, consolidation or otherwise, no longer be a Subsidiary of the Borrower or shall no longer be in existence.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Elk Creek shall mean Elk Creek GP, LLC, a Delaware limited liability company.

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Affiliate shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower and treated as a single employer under Section 414 of the Code.

ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 (b) or (c) of the Code.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excluded Property shall mean:

(i) assets located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Loan Parties;

(ii) assets subject to Liens pursuant to clause (1), (11), (12), (13), (16) or (19) of the definition of “Permitted Liens” in the Senior Secured Note Indenture to the extent the documentation relating to such Liens prohibit such assets from being Collateral and only for so long as such Liens remain outstanding;

(iii) (x) the voting Capital Stock of foreign Subsidiaries in excess of 65% of the voting rights of all such Capital Stock in each such foreign Subsidiary, (y) any Capital Stock of a Person that is not a Subsidiary of the Borrower to the extent that a pledge of such Capital Stock is prohibited by such Person’s organizational documents or any shareholders agreement or joint venture agreement relating to such Capital Stock, and (z) any Capital Stock of an Excluded Subsidiary;

(iv) any owned Real Property with an associated purchase price of less than $2,500,000 and any right, title and interest in any leasehold or other non-fee simple interest in any Real Property covering less than 250 acres; provided that, notwithstanding the foregoing, any owned or leased Real Property or coal reserves that are material to the active mining operations or the mining plan of a Loan Party or on which surface facility operations are, or are planned to be, conducted shall not be considered “Excluded Property”, but shall instead be considered “Collateral”;

(v) motor vehicles, aircraft and other assets subject to certificates of title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statements in the jurisdictions of organization of the Loan Parties;

(vi) any Capital Stock or other securities of any Subsidiary of a Loan Party in excess of the maximum amount of such Capital Stock or securities that could be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act for separate financial statements of such Subsidiary to be included in filings by the Borrower with the SEC;

(vii) (1) deposit accounts the balance of which consists exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans and (2) segregated deposit accounts constituting, and the balance of which consists solely of funds set aside in connection with, tax, payroll and trust accounts;

(viii) any intellectual property if the grant of a security interest therein would result in the invalidation of the grantor’s interest therein;

(ix) those assets which, in the discretion of the Administrative Agent, the taking of Liens thereupon is impractical, prohibited by law or commercially unreasonable; and

(x) proceeds and products of any and all of the foregoing excluded assets described in clauses (i) through (ix) above, to the extent such proceeds and products would constitute property or assets of the type described in clauses (i) through (ix) above.

For the avoidance of doubt, no assets of any Subsidiary of the Borrower that is not a Loan Party (including any Capital Stock owned by any such Subsidiary) shall constitute Collateral.

Excluded Subsidiary shall mean each of Armstrong Logistics Services, LLC, Armstrong Fabricators, Inc., Armstrong Technology Services, LLC, Elk Creek GP, LLC, Survant Mining Company, LLC, and their subsidiaries (if any).

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, December 21, 2017.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest hereunder will change automatically without notice to the Borrower, effective on the date of any such change.

Fixed Charge Coverage Ratio shall mean the ratio of Consolidated EBITDA to Fixed Charges.

Fixed Charges shall mean for any period of determination the sum of (a) Maintenance Capex, (b) scheduled principal installments on Indebtedness (as adjusted for prepayments), (c) cash interest payments, (d) dividends, (e) cash taxes, and (f) Unfinanced Growth Capex to the extent that such value is positive, in each case of the Loan Parties for such period determined and consolidated in accordance with GAAP.

Flood Laws shall mean all applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Laws related thereto.

Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

Guarantors shall mean each of the parties to this Agreement which is designated as a “Guarantor” on the signature page hereof and each other Person which joins the Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreements shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) (the “Guaranty Agreement “) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders. The Guarantors shall guaranty the Obligations of the Borrower.

ICC shall have the meaning specified in Section 11.15.1 [Governing Law].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device calculated on a net basis, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than forty-five (45) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Indemnity shall mean the Indemnity Agreements in the form of Exhibit 1.1(I)(1) relating to possible environmental liabilities associated with any of the owned or leased real property of the Loan Parties or their Subsidiaries.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries, provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(2).

Intercreditor Agreement shall mean that certain Intercreditor Agreement dated as of the Closing Date and entered into by and among the Borrower, the Administrative Agent and Wells Fargo, National Association as Trustee under the Senior Secured Note Indenture, in the form attached hereto as Exhibit 1.1(I)(3).

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBOR Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three, six or, so long as available from each of the Lenders, nine Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option if the Borrower is renewing or converting to the LIBOR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any LIBOR Rate Option or Base Rate Option.

Inventory shall mean and include as to each Loan Party all of such Loan Party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods, and Parts and Supplies Inventory, and all documents of title or other documents representing any of the foregoing; including, but not limited to any and all Coal severed and removed from the ground and processed and refined for delivery to customers, including, without limitation, Coal in transit, wheresoever located and whether now owned or hereafter acquired by any Loan Party, excluding extracted Coal (including pit, pit-shippable and ratio coal) that has not been removed from the Real Property, at the minehead or place of severance. All Inventory, whether Qualified Inventory or not, shall be subject to the Lien granted in the Security Agreement.

Investment Grade shall mean a credit rating of BBB- and above by Standard & Poor’s or Baa3 and above by Moody’s, or their respective successors; provided that, in the case that the ratings assigned by the rating agencies differ by two or more rating tiers, then the determination of whether or not such rating is Investment Grade shall be based upon the rating which is one level above the lower rating assigned by Standard & Poors or Moody’s.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.15.1 [Governing Law].

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that the Borrower, Administrative Agent and such other Lender may agree may from time to time to issue Letters of Credit hereunder.

Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which a Loan Party owns an equity interest and a Person other than the Loan Parties and their Subsidiaries also holds, directly or indirectly, an equity interest in such entity, provided that an entity shall not be considered a Joint Venture if the equity interest owned by the Person other than a Loan Party and their Subsidiaries is less than 10%.

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swaps and Derivatives Association agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner.

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg

Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. LIBOR may also be expressed by the following formula:

LIBOR Rate	=	London interbank offered rates quoted by Bloomberg or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

LIBOR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Liquidity Event shall mean the occurrence of either (i) an Event of Default, or (ii) Undrawn Availability is less than the greater of (a) 20.0% of the Borrowing Base or (b) $10,000,000.

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Guaranty Agreements, the Indemnity, the Intercompany Subordination Agreement, the Mortgages, the Notes, the Patent, Trademark and Copyright Security Agreements, the Pledge Agreements, the Security Agreements, the PNC Blocked Account Control Agreement, the PNC Sweep Account Control Agreement, any other Deposit Account Control Agreements, the Intercreditor Agreement, and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrower and the Guarantors. No Unrestricted Subsidiary shall be a Loan Party.

Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, and Swing Loans or any Revolving Credit Loan, or Swing Loan.

Maintenance Capex shall equal the lesser of (a) the product of (i) $2.00 and (ii) the total clean tons of Coal produced, and (b) total Capital Expenditures.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Moody’s shall mean Moody’s Investors Service, Inc. and its successors.

Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Mortgages shall mean the Mortgages in substantially the form of Exhibit 1.1(M) executed and delivered by each Loan Party that owns or leases Real Property (other than the leased mine office located in Madisonville, Kentucky and the leased corporate headquarters located in St. Louis, Missouri) to the Administrative Agent for the benefit of the Lenders with respect to the Real Property. The Loan Parties that own such Real Property shall grant a second lien on such Real Property to the Administrative Agent for the benefit of the Lenders, subordinate only to security interests (a) granted pursuant to the Senior Secured Note Indenture, or (b) permitted to be prior to the Senior Secured Note Indenture under the terms of the Senior Secured Note Indenture.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Net Cash Proceeds shall mean, in connection with the disposition of any assets, a Casualty Event or the issuance of any Indebtedness or equity, the after-tax proceeds of such event (as estimated in good faith by the Borrower) received by the applicable Loan Party, net of transactions costs including legal fees, accounting and appraisal fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses in connection therewith actually incurred and satisfactorily documented.

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Notes shall mean, collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge and (iii) any Other Lender Provided Financial Services Product.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Lender Provided Financial Services Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Participant shall have the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in 11.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Parts and Supplies Inventory shall mean supplies, spare parts and fuel used or consumed in the business of any Loan Party.

Patent, Trademark and Copyright Security Agreement shall mean: the Patent, Trademark and Copyright Security Agreement in substantially the form of Exhibit 1.1(P)(1) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders. The Loan Parties shall grant a first lien on the ABL Priority Collateral described in the Patent, Trademark and Copyright Security Agreement to the Administrative Agent for the benefit of the Lenders.

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date, or upon acceleration of the Notes.

Payment In Full and Paid in Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Permitted Acquisitions shall have the meaning specified in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Investments shall mean:

(i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition;

(iv) money market or mutual funds whose investments are limited to those types of investments described in clauses (i)-(iii) above;

(v) (1) deposit accounts the balance of which consists exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans and (2) segregated deposit accounts constituting, and the balance of which consists solely of funds set aside in connection with, tax, payroll and trust accounts; and

(vi) investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

Permitted Joint Venture shall mean a Joint Venture between one or more of the Loan Parties pursuant to which the applicable Loan Parties agree to contribute assets in exchange for ownership interests in a joint venture entity so long as the aggregate amount invested in such Joint Ventures does not cause the Loan Parties to violate Section 8.2.4 (vii) of this Agreement.

Permitted Liens shall mean:

(i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii) (a) Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety and appeal bonds, custom duties and the like, or for the payment of rent and (b) Liens securing obligations specified in Section 4.06(b)(vi) of the Senior Secured Note Indenture, incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money or the obtaining of advances or credit;

(iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v) Encumbrances consisting of (1) zoning restrictions, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, or (2) easements covenants or restrictions on the use of real property, none of which materially impairs the use or value of such property, and (3) out-conveyances or other non-monetary matters affecting real property (a) arising prior to the Closing Date or (b) entered into in the ordinary course of business;

(vi) Liens, security interests, pledges, assignments, and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including Lender Provided Interest Rate Hedges and Other Lender Provided Financial Services Obligations);

(vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capitalized leases and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(viii) Any Lien, easement, restriction or other matter existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount of any Lien secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(ix) Purchase Money Security Interests and capitalized leases; provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and capitalized leases shall not exceed $75,000,000 in the aggregate at any one time outstanding (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)), and (ii) such Liens shall be limited to the assets acquired with such purchase money financing or leased pursuant to such capital lease; and;

(x) Royalty Agreements that encumber real property and that are in existence as of the Closing Date;

(xi) Royalty Agreements that encumber real property acquired after the Closing Date provided that such Royalty Agreements are entered into substantially simultaneously with a Loan Party’s acquisition of such real property, or Royalty Agreements pursuant to leases with Affiliates in connection with Permitted Reserve Transfers;

(xii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4) Liens resulting from final judgments or orders described in Section 9.1.6 [Final Judgments or Orders]; and

(xiii) Vendor Liens;

(xiv) Liens securing Obligations under the Senior Secured Note Indenture and any obligations owing to the Trustee under the Senior Secured Note Indenture;

(xv) Liens on property of a Person at the time such Person becomes a Loan Party, provided such Liens were not created in contemplation thereof and do not extend to any other property of Borrower or any Loan Party;

(xvi) Liens on property at the time the Borrower or any Loan Party acquires such property, including any acquisition by means of a merger or consolidation with or into the Borrower or a Loan Party, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Borrower or any Loan Party;

(xvii) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Loan Party on deposit with or in possession of such bank;

(xviii) Surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than capital lease obligations), subleases, rights of use, licenses, special assessments, trackage rights, transmission and transportation lines related to mining leases or mineral right and/or other real property including any re-conveyance obligations to a surface owner following mining, royalty payments, and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Loan Parties;

(xix) Rights of owners of interests in overlying, underlying or intervening strata and/or mineral interests not owned by the Loan Parties, with respect to tracts of real property where the applicable Loan Party’s ownership is only surface or severed mineral or is otherwise subject to mineral severances in favor of one or more third parties; and

(xx) Production Payments, royalties, dedication of reserves under supply agreements, mining leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Indebtedness).

Permitted Reserve Transfers shall mean transfers of interests in coal reserves to Armstrong Resource Partners or a subsidiary thereof (i) to satisfy obligations in respect of the Royalty Deferment and Option Agreement or the Credit and Collateral Support Fee,

Indemnification and Right of First Refusal Agreement, each as in effect on the Closing Date or (ii) to satisfy deferred royalty obligations owing to Armstrong Resource Partners or a subsidiary thereof relating to coal reserves pursuant to agreements that have been entered into by a Loan Party after the Closing Date in compliance with Section 8.2.8 [Affiliate Transactions].

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

Pledge Agreement shall mean the Pledge Agreement in substantially the form of Exhibit 1.1(P)(2) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders. The Pledge Agreement shall pledge all of the equity interests in the Guarantors and their Subsidiaries and any Permitted Joint Venture except for equity interests in any Excluded Subsidiary. The Loan Parties shall grant a second lien on the collateral described in the Pledge Agreement to the Administrative Agent for the benefit of the Lenders, subordinate only to security interests granted pursuant to the Senior Secured Note Indenture.

PNC shall mean PNC Bank, National Association, its successors and assigns.

PNC Blocked Account Control Agreement shall mean a deposit account control agreement to be entered into among the Administrative Agent, the Borrower and PNC granting a first priority lien over one or more deposit accounts to the Administrative Agent for the benefit of the Lenders, in the form attached hereto as Exhibit 1.1(D).

PNC Sweep Account Control Agreement shall mean a deposit account control agreement to be entered into among the Administrative Agent, the Borrower and PNC granting a first priority lien over one or more deposit accounts to the Administrative Agent for the benefit of the Lenders, in the form attached hereto as Exhibit 1.1(D).

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected (a) first-priority security interest in the ABL Priority Collateral; and (b) second-priority security interest in the Senior Secured Notes Priority Collateral, all of which is subject only to statutory Liens for taxes not yet due and payable, Purchase Money Security Interests, Permitted Liens described in clause (xiii) of the definition of Permitted Liens or Liens described on Schedule 1.1(P) of this Agreement.

Production Payments shall mean with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon property securing Indebtedness incurred by any Loan Party or Subsidiary of a Loan Party to finance the acquisition, construction, development or improvement of any property or assets (including purchase money obligations and capitalized leases and any Indebtedness assumed in connection with the acquisition, construction or development of any such property and assets or secured by a Lien on any such property and assets before the acquisition, construction or development thereof).

Qualified Accounts shall mean any Accounts which the Administrative Agent, in its Reasonable Credit Judgment, determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(1), provided that such Schedule may be modified by the Administrative Agent in its sole discretion after its review of a field examination conducted pursuant to Section 8.1.5 [Visitation Rights; Field Examinations].

Qualified Inventory shall mean any Inventory which the Administrative Agent, in its Reasonable Credit Judgment, determines to have met all of the minimum requirements set forth on Schedule 1.1(Q)(2), provided that such Schedule may be modified by the Administrative Agent in its sole discretion after its review of a field examination conducted pursuant to Section 8.1.5 [Visitation Rights; Field Examinations].

Qualified Unbilled Accounts shall mean those certain Accounts (a) which have been earned by a Loan Party for performance under valid contracts, and (b) which otherwise meet all standards necessary for such Account to be deemed a Qualified Accounts except for the fact that the applicable Loan Party has not issued an invoice or other documentary evidence to cause payment to be made with respect to such Account, provided that such standard may be modified by the Administrative Agent in its sole discretion after its review of a field examination conducted pursuant to Section 8.1.5 [Visitation Rights; Field Examinations].

Ratable Share shall mean:

(i) with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

(ii) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

Real Property shall mean the real property, both owned and leased, and the surface, coal, and mineral rights, interests and coal leases of each Loan Party associated with the properties described on Schedule 1.1(R), which shall be encumbered by a Mortgage, as described on Schedule 1.1(R).

Reasonable Credit Judgment shall mean, with respect to any Person, a determination or judgment made by such Person in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) credit or business judgment.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law.

Required Lenders shall mean

(A) If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B) If there exist three (3) or more Lenders, any two or more Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).

Required Mining Permits shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the Environmental Laws for the Loan Parties to continue to conduct coal mining and related operations on, in or under such parties real property, and any and all other mining properties owned or leased by the Borrower or any such Loan Party (collectively “Mining Property”) substantially in the manner as such operations had been authorized immediately prior to such Loan Party’s acquisition of its interests in such real property and as may be necessary for such Loan Party to conduct, in all material respects, coal mining and related operations on, in or under the Mining Property as described in any plan of operation.

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Restricted Subsidiary shall mean every Subsidiary of the Borrower other than Unrestricted Subsidiaries.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Royalty Agreements shall mean all written agreements, however denominated, pursuant to which any Loan Party is obligated to pay royalties or fees for coal mined or transported from, over or through specified tracts of real property, whether in the nature of percentage royalties, tonnage royalties or similar per-ton fees or obligations, owed to any Person, whether such agreements are part of a coal lease, coal deed, easement, overriding royalty agreement, haulage agreement or similar instrument, together with any obligation for lump-sum advance royalties arising under the foregoing.

Royalty Deferment and Option Agreement shall mean that certain agreement, effective February 9, 2011, between Armstrong Coal, Inc., Western Diamond LLC and Western Land LLC, Western Mineral LLC and Ceralvo Holdings, LLC as in effect on the Closing Date.

Royalty Reserve shall mean, at any date of determination, the amount of accrued and unpaid monthly production royalty expense due under any Royalty Agreements, or, if there is no separate royalty agreement, under any lease or other applicable agreements with such Person, except for accrued and unpaid royalties owed to Affiliates that a Loan Party intends to satisfy through a Permitted Reserve Transfer.

Sale and Leaseback Transaction shall mean, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

Sanctioned Country shall mean a country subject to a sanctions program maintained by any Compliance Authority.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

Schedule of Accounts shall mean a detailed aged trial balance of all then existing Accounts in form and substance satisfactory to Administrative Agent, specifying in each case the names, addresses, face amount and dates of invoice(s) for each Account Debtor obligated on an Account so listed and, if requested by the Administrative Agent, copies of proof of delivery and customer statements and the original copy of all documents, including, without limitation, repayment histories and present status reports, and such other matters and information relating to the status of the Accounts and/or the Account Debtors so scheduled as the Administrative Agent may from time to time reasonably request.

Schedule of Inventory shall mean a current schedule of Inventory in form and substance satisfactory to the Administrative Agent on a FIFO basis, itemizing and describing the kind, type, quality and quantity of Inventory, as determined by physical counts, the Loan Parties’ costs therefor and selling price thereof.

Schedule of Payables shall mean a detailed listing of the Loan Parties’ existing accounts payable, specifying the names of each creditor and the amount owed to such creditor and such matters and information relating to the status of the Loan Parties’ accounts payable so scheduled as the Administrative Agent may from time to time reasonably request.

SEC shall mean the United States Securities and Exchange Commission.

Securities Act shall mean the Securities Act of 1933, as amended.

Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent the benefit of the Lenders. The Loan Parties shall grant a lien on the collateral described in the Security Agreement to the Administrative Agent for the benefit of the Lenders.

Senior Secured Notes Priority Collateral shall mean that property that is now or hereafter owned or leased by any Loan Party (other than Excluded Property or ABL Priority Collateral), subject to a first lien in favor of Wells Fargo, National Association, as trustee for the Lenders under the Senior Secured Note Indenture to the extent permitted in the Intercreditor Agreement. The Loan Parties that own such property shall grant a second lien on such property to the Administrative Agent for the benefit of the Lenders, subordinate only to security interests granted pursuant to the Senior Secured Note Indenture to the extent permitted under the Intercreditor Agreement.

Senior Secured Notes shall mean the $200,000,000.00 of 11.75% Senior Secured Notes due 2019 issued by Borrower and guaranteed by the Guarantors.

Senior Secured Note Indenture shall mean that certain Indenture dated as of December 21, 2012, among the Borrower, the Guarantors named therein, and Wells Fargo, National Association, as trustee, as amended or supplemented from time to time as permitted under with Section 8.2.12(ii)[Changes in Organizational Documents and Senior Secured Notes].

Settlement Date shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11 [Settlement Date Procedures].

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, limited liability company or other business entity (other than a Permitted Joint Venture or an Excluded Subsidiary) (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Swing Loan Commitment shall mean PNC’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $5,000,000.

Swing Loan Lender shall mean PNC, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

TVA shall mean the Tennessee Valley Authority, a corporation owned by the federal government of the United States of America.

TVA Account shall mean any Account for which the TVA is the Account Debtor.

UCC means the Uniform Commercial Code as in effect in the State of New York on the date hereof and as amended from time to time except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.

UCP shall have the meaning specified in Section 11.15.1 [Governing Law].

Undrawn Availability shall mean, at any given time, (i) the lesser of (a) the Revolving Credit Commitments or (b) the Borrowing Base, less (ii) (a) the Revolving Facility Usage, and (b) the amount of all trade payables and accrued expenses of the Loan Parties which are outstanding beyond sixty (60) days (other than amounts owing for contingent liabilities and liabilities contested in good faith).

Unfinanced Growth Capex shall equal the total Capital Expenditures less the sum of (a) Maintenance Capex, (b) new capital leases and (c) Available Cash.

Unrestricted Subsidiary shall have the meaning specified in Section 8.1.18 [Designation of Unrestricted/Restricted Subsidiaries].

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

Vendor Liens shall mean those certain existing Liens identified on Schedule 1.1(V) hereto which encumber certain real property interests acquired by the Loan Parties prior to the Closing Date for the purpose of securing a portion of the purchase price for such property.

Withholding Agent shall mean any Loan Party and the Administrative Agent.

Yorktown Parties shall mean Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., Yorktown Energy Partners VIII, L.P., Yorktown Energy Partners IX, L.P. and any other investment fund managed by Yorktown Partners LLC.

1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.

1.3 Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants]) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial covenant in Section 8.2 [Negative Covenants], and/or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such financial covenants (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], and/or any related definition to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Section 8.3.1 [Monthly/Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

2. REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1 Revolving Credit Commitments.

2.1.1 Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the lesser of (a) the Revolving Credit Commitments or (b) the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

2.1.2 Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time upon notice to the Borrower for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $5,000,000, provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the lesser of (a) the aggregate Revolving Credit Commitments of the Lenders or (b) the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2 Nature of Lenders’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3 Commitment Fees. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4 [Intentionally Omitted].

2.5 Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 11:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be (x) in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the LIBOR Rate Option, and (y) not less than the lesser of $100,000 or the maximum amount available for each Borrowing Tranche under the Base Rate Option.

2.5.2 Swing Loan Requests. Except as otherwise provided herein, the Borrower may, from time to time prior to the Expiration Date request the Swing Loan Lender to make Swing Loans by delivery to the Swing Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000 or the maximum amount available.

2.6 Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1 Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Lenders’ Obligations with Respect to Revolving Credit Loans]. Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2 Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower jointly and severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3 Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4 Repayment of Revolving Credit Loans. The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.

2.6.5 Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable

Share of Letter of Credit Obligations. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from PNC.

2.6.6 Swing Loans Under Cash Management Agreements. In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], PNC as a Swing Loan Lender may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and Swing Loan Lender relating to the Borrower’s deposit, sweep and other accounts at PNC Bank and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swing Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2. The Borrower acknowledges and agrees that Borrower materially benefits from the arrangements made pursuant to Section 2.6 and the Cash Management Agreements, and Borrower shall be liable for all Obligations, including without limitation, those arising from the operation of this Section.

2.7 Notes. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note and a Swing Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8 Use of Proceeds. The proceeds of the Loans shall be used for ongoing working capital, Capital Expenditures and general corporate purposes.

2.9 Letter of Credit Subfacility.

2.9.1 Issuance of Letters of Credit. The Borrower or any Loan Party may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a “Letter of Credit”) on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 11:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $10,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the lesser of (a) Revolving Credit Commitments or (b) the Borrowing Base. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that they shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

2.9.2 Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate on the daily amount available to be drawn under each Letter of Credit, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.25% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect reasonable and customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3 Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1 In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2 Each Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursements, Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3 With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4 Repayment of Participation Advances.

2.9.4.1 Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2 If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under any Letter of Credit or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5 Documentation. Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6 Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof,

the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7 Nature of Participation and Reimbursement Obligations. Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi) payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x) any breach of this Agreement or any other Loan Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.9.8 Indemnity. The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes (other than Excluded Taxes), penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.

2.9.9 Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

2.9.10 Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and the Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];

(ii) the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(iii) if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:

(A) all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected as a result of the application of subparagraphs (x) and (y) of Clause (A), the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;

(C) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (B) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;

(D) if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (A) above, then the fees payable to the Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Lenders’ Ratable Share; and

(E) if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (A) or (B) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and

(iv) so long as such Lender is a Defaulting Lender, PNC shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(A) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, PNC and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

3. [INTENTIONALLY DELETED]

4. INTEREST RATES

4.1 Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBOR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Revolving Credit Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the LIBOR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion. If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1 Revolving Credit Interest Rate Options; Swing Line Interest Rate. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i) Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii) Revolving Credit LIBOR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate as determined for each applicable Interest Period plus the Applicable Margin.

Subject to Section 4.3 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2 Rate Quotations. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.2 Interest Periods. At any time when the Borrower shall select, convert to or renew a LIBOR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option:

4.2.1 Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of $500,000 and not less than $1,000,000; and

4.2.2 Renewals. In the case of the renewal of a LIBOR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

4.3.1 Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;

4.3.2 Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit Loans under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid in Full; and

4.3.3 Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4 LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

4.4.1 Unascertainable. If on any date on which a LIBOR Rate would otherwise be determined, the Administrative Agent shall have determined that:

(i) adequate and reasonable means do not exist for ascertaining such LIBOR Rate, or

(ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.2 Illegality; Increased Costs; Deposits Not Available. If at any time any Lender shall have determined that:

(i) the making, maintenance or funding of any Loan to which a LIBOR Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii) such LIBOR Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].

4.4.3 Administrative Agent’s and Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a LIBOR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 4.4.1 [Unascertainable] and the Borrower has previously notified the Administrative Agent of their selection of, conversion to or renewal of a LIBOR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

4.5 Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, commencing upon the last day of the existing Interest Period.

5. PAYMENTS

5.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

5.2 Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) or amounts due from the Borrower hereunder to the Lenders with respect to the Commitments and Loans, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Section 4.4 [LIBOR Rate Unascertainable; Etc.], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees, Letter of Credit Fees, and other fees or amounts then due or payable such Lenders as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

5.3 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii) the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4 Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.5 Interest Payment Dates. Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the LIBOR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

5.6 Voluntary Prepayments.

5.6.1 Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x) a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(y) a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the LIBOR Rate Option applies; and

(z) the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan.

All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the LIBOR Rate Option applies. Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

5.6.2 Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.6.3 Reduction of Revolving Credit Commitments. The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to Administrative Agent to permanently and ratably reduce, in whole multiples of $1,000,000 of principal, or terminate, the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by: (i) the payment in full of any Commitment Fee and any other fees then accrued on the amount of such reduction or termination, (ii) prepayment of the Revolving Credit Notes in accordance with Section 5.6.1 [Right to Prepay] (together with cash collateralization, if necessary, of the Letters of Credit), together with the full amount of interest accrued on the principal sum to be prepaid, to the extent that the aggregate amount thereof then outstanding exceeds the Revolving Credit Commitments as so reduced or terminated. From the effective date of any such reduction or termination, the obligations of Borrower to pay the Commitment Fee shall correspondingly be reduced or cease, as the case may be.

5.6.4 Designation of a Different Lending Office. If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment

5.7 Mandatory Prepayments.

5.7.1 Sale of Assets. Within 360 days of the receipt of net cash proceeds from any sale of ABL Priority Collateral permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], the Borrower shall make a mandatory prepayment of principal on the Revolving Credit Loans equal to the Net Cash Proceeds, together with accrued interest on such principal amount. All prepayments pursuant to this Section 5.7.1 made by Borrower shall be applied to payment of the principal amount of the Revolving Credit Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.

5.7.2 Borrowing Base Exceeded. Whenever the outstanding principal balance of Revolving Facility Usage exceeds the Borrowing Base, the Borrower shall make, within one (1) Business Day after the Borrower learns of such excess and whether or not the Administrative Agent has given notice to such effect, a mandatory prepayment of principal of Revolving Credit Loans or cash collateralization of Letter of Credit Obligations equal to the excess of the outstanding Revolving Facility Usage over the Borrowing Base, together with accrued interest on the principal amount of any such prepaid Revolving Credit Loans.

5.7.3 Insurance Proceeds. In the event that the Net Cash Proceeds of any Casualty Event (herein, the “Current Casualty Event”) affecting any ABL Priority Collateral, and of all prior Casualty Events as to which a prepayment has not yet been made under this paragraph, shall exceed $500,000 then, on or before the date 360 days after the receipt by such Loan Party or Subsidiary of the proceeds of any insurance, condemnation award or other compensation in respect of the Current Casualty Event (or upon such earlier date as such Loan Party or such Subsidiary shall have determined not to repair or replace the property affected by the Current Casualty Event), the Borrower shall either, (x) so long as no Event of Default has occurred and is continuing, reinvest such Net Cash Proceeds of such Casualty Event in operating assets for or on behalf of any Loan Party within 360 days after the receipt of such Net Cash Proceeds, or (y) prepay the Loans in an aggregate amount equal to 100% of such Net Cash Proceeds of the Current Casualty Event and prior Casualty Events as to which such prepayment has not yet been made under this paragraph, to the extent such Net Cash Proceeds of a prior Casualty Event have not been reinvested under this Section; provided, however, that no such repayment shall be required up to the amount the asset affected by such Current Casualty Event is subject to a Lien permitted by 8.2.2 [Liens; Lien Covenants] and such Net Cash Proceeds are used to discharge such lien. All prepayments pursuant to this Section 5.7.3 made by Borrower as the result of the loss of Borrower’s property shall be applied to payment of the principal amount of the Revolving Credit Loans by application to the unpaid installments of principal in the inverse order of scheduled maturities.

5.7.4 Application Among Interest Rate Options. All prepayments required pursuant to this Section 5.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a LIBOR Rate Option. In accordance with Section 5.10 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option on any day other than the last day of the applicable Interest Period.

5.8 Increased Costs.

5.8.1 Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

If any Lender or the Issuing Lender sustains or incurs any such cost, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender or the Issuing Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender or the Issuing Lender shall deem reasonable) to be necessary to indemnify such Lender or the Issuing Lender for such cost. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender or the Issuing Lender ten (10) Business Days after such notice is given.

5.8.2 Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

If any Lender or the Issuing Lender sustains or incurs any such reduction, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender or the Issuing Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender or the Issuing Lender shall deem reasonable) to be necessary to indemnify such Lender or the Issuing Lender for such reduction. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender or the Issuing Lender ten (10) Business Days after such notice is given.

5.8.3 Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or (iii) [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

5.8.4 Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the

Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9 Taxes.

5.9.1 Issuing Lender. For purposes of this Section 5.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.

5.9.2 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3 Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

5.9.4 Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

5.9.5 Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5 [Indemnification by the Lenders].

5.9.6 Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9 [Taxes], such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

5.9.7 Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.9.7(ii)a, (ii)b and (ii)d below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

a. any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

b. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

A. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B. executed originals of IRS Form W-8ECI;

C. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

D. to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

c. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

d. if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

5.9.8 Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.9 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 5.9.8 [Treatment of Certain Refunds]), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9 Survival. Each party’s obligations under this Section 5.9 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10 Indemnity. In addition to the compensation or payments required by Section 5.8 [Increased Costs]or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i) payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or

(ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments].

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.11 Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a “Required Share”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment dates as provided herein and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

5.12 Receipt and Application of Payment After Liquidity Event; Collections; Blocked Account; Administrative Agent’s Right to Notify Account Debtors.

5.12.1 Receipt and Application of Payment. Immediately upon the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days: (i) the Administrative Agent may send notice of exclusive control to each other Depository instructing such Depository to deposit via wire transfer all cash, checks or other items of payment received in the depository account subject to a Deposit Account Control Agreement into the depository account subject to the PNC Sweep Account Control Agreement, and (ii) the Borrower shall deposit into the depository account subject to the PNC Sweep Account Control Agreement, within one (1) Business Day of any Loan Party’s receipt thereof all cash, checks or other items of payment received from those Account Debtors not currently making payment into a deposit account subject to a Deposit Account Control Agreement or, promptly upon request of the Administrative Agent, shall cause such Account Debtors to deposit such cash, checks or other items of payment directly into the depository account subject to the PNC Sweep Account Control Agreement. In the event a Loan Party (or any of its Affiliates, shareholders, directors, officers, employees, agents or those persons acting for or in concert with a Loan Party) shall receive any payments from Account Debtors in the form of cash, checks, notes, drafts or other similar items of payment constituting the proceeds of Collateral, no later than the first Business Day following receipt thereof, the Borrower shall:

(i) deposit or cause the same to be deposited, in kind, in the depository account subject to the PNC Sweep Account Control Agreement, from which account the Administrative Agent alone shall have the power of withdrawal, and with respect to which the Depository shall waive any rights of set off, and

(ii) forward to the Administrative Agent, on a daily basis, a collection report in form and substance satisfactory to the Administrative Agent and, at the Administrative Agent’s request, copies of all such items and deposit slips related thereto.

The Administrative Agent alone shall have the sole power of withdrawal from the account subject to the PNC Sweep Account Control Agreement, and at each such time, all cash, notes, checks, drafts or similar items of payment by or for the account of a Loan Party shall be the sole and exclusive property of the Lenders immediately upon the earlier of the receipt of such items by the Administrative Agent or the Depository or the receipt of such items by such Loan Party; provided, however, that for the purpose of computing interest hereunder such items shall be deemed to have been collected and shall be applied by the Administrative Agent on account of the Revolving Credit Loans outstanding to the Borrower one (1) Business Day after receipt by the Administrative Agent (subject to correction for any items subsequently dishonored for any reason whatsoever). Notwithstanding anything to the contrary herein, upon the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days, all funds in the account subject to the PNC Sweep Account Control Agreement, including all payments made by or on behalf of and all credits due the Borrower, shall be applied and reapplied in whole or in part to the Swing Loan or the Revolving Credit Loans to the extent and in the manner the Administrative Agent deems advisable in its sole discretion. Within five (5) Business Days after the Administrative Agent has received notice from the Borrower that a Liquidity Event has ceased to exist for at least thirty (30) consecutive days (provided no further Liquidity Event has occurred), (a) the Administrative Agent shall provide notice to each Depository releasing the notice of exclusive control and restoring control to the Borrower of such account, and (b) any amounts in the depository account subject to the PNC Sweep Account Control Agreement shall be applied in accordance with the Borrower’s instructions.

5.12.2 Collections; Administrative Agent’s Right to Notify Account Debtors.

Immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, the Administrative Agent may notify any or all Account Debtors that the Accounts have been assigned to the Lenders and that the Lenders have a security interest therein, and to direct such Account Debtors to make all payments due from them to each Loan Party on the Accounts directly to the Administrative Agent at the account subject to the PNC Sweep Account Control Agreement or another account designated by the Administrative Agent. The Administrative Agent shall promptly furnish the Borrower with a copy of any such notice sent. Any such notice, in the Administrative Agent’s sole discretion, may be sent on the stationery of any Loan Party, in which event the appropriate Loan Party shall co-sign such notice with the Administrative Agent. To the extent that any Law or custom or any contract or agreement with any Account Debtor requires notice to or the approval of the Account Debtor in order to perfect such assignment of a security interest in Accounts, each Loan Party agrees to give such notice or obtain such approval.

5.13 Blocked Account.

The Administrative Agent shall (i) at all times prior to the delivery of a field examination conducted pursuant to Section 8.1.5 [Visitation Rights; Field Examinations] in form and substance acceptable to the Administrative Agent in its Reasonable Credit Judgment, and (ii) immediately upon the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days, have sole and exclusive control (including power of withdrawal) over the Blocked Account. During each period when this Section 5.13 [Blocked Account] is not applicable, all funds in the Blocked Account shall be under the control of the Borrower, provided that the Borrower may not withdraw, remove or otherwise transfer funds from the Blocked Account if, after such withdrawal, removal or transfer, the Revolving Facility Usage would exceed the Borrowing Base.

6. REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1.1 Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where the failure to do so would not constitute a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.16 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change; and (vi) has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease to the extent reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens and Royalty Agreements, except where the failure to do so would not constitute a Material Adverse Change. No Event of Default or Potential Default exists or is continuing.

6.1.2 Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (i) the name of each of the Borrower’s Subsidiaries, their jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”), (ii) the name of each holder of an equity interest in the Borrower, the amount, percentage and type of such equity interest (the “Borrower Equity Interests”), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (iii) (collectively the “Equity Interests”). The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable. None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”

6.1.3 Validity and Binding Effect. This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium general principle, or similar laws now or hereafter in effect relating to creditors’ rights; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

6.1.4 No Conflict; Material Agreements; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents). No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents.

6.1.5 Litigation. Except as set forth on Schedule 6.1.5, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate could reasonably be likely to result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could reasonably be likely to result in any Material Adverse Change.

6.1.6 Financial Statements.

(i) Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 2011. In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the calendar month ended October 31, 2012 (all such annual and interim statements being collectively referred to as the “Statements”). The Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.

(ii) Accuracy of Financial Statements. Neither the Borrower nor any Subsidiary of the Borrower had any material liabilities, contingent or otherwise, or forward or long-term commitments that were not disclosed in the Statements or in the notes thereto, and except as disclosed therein there were no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which could reasonably be likely to cause a Material Adverse Change. Since December 31, 2011, no Material Adverse Change has occurred.

6.1.7 Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any

Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.1.8 Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished by or behalf of any Loan Party to the Administrative Agent or any Lender in connection herewith or therewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby which could reasonably be likely to cause a Material Adverse Change.

6.1.9 Taxes. All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (a) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made, or (b) the failure to do so could not reasonably be expected to cause a Material Adverse Change.

6.1.10 Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

6.1.11 Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to this Agreement, the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement, the Security Agreement, the PNC Sweep Account Control Agreement, the PNC Blocked Account Control Agreement, any other Deposit Account Control Agreement, and the Mortgages (collectively, the “Collateral Documents”) constitute and will continue, subject to periodic required filings, to constitute Prior Security Interests. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.

6.1.12 Accounts.

6.1.12.1 Nature of Accounts. Each of the Accounts shall be a bona fide and valid account representing a bona fide indebtedness incurred by an Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Account is created. Each Account shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the Schedule of Accounts delivered by the Borrower to the Administrative Agent.

6.1.12.2 Solvency of Account Debtors. Each Account Debtor, to the best of each Loan Party’s knowledge, as of the date each Account is created, is and will be Solvent and able to pay all Accounts on which the Account Debtor is obligated in full when due or with respect to such Account Debtors of any Loan Party who are not Solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Accounts.

6.1.13 Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

6.1.14 Insurance. Schedule 6.1.14 lists all material insurance policies to which any Loan Party is a party, all of which are valid and in full force and effect. The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries. Each Loan Party has taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure located upon any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

6.1.15 ERISA Compliance. Except as set forth in Schedule 6.1.15:

(i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, or such Plan is documented on a protype or volume submitter plan document which has been approved by the IRS, or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii) No ERISA Event has occurred or is reasonably expected to occur; (a) no Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan for the applicable plan year); (b) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) no Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

6.1.16 Environmental Matters. Except for matters that, considered individually or in the aggregate, are not reasonably likely to materially disrupt the projected mining operations of the Loan Parties or otherwise result in a Material Adverse Change, each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws except as disclosed on Schedule 6.1.16; provided that such matters so disclosed in the aggregate could not reasonably expected to result in a Material Adverse Change.

6.1.17 Solvency. On the Closing date and after giving effect to the initial Loans hereunder, each of the Loan Parties is Solvent.

6.1.18 Coal Act; Black Lung Act. To the extent applicable, Borrower, each of the other Loan Parties and its “related persons” (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and none of the Borrower, the other Loan Parties or its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change. Borrower and the other Loan Parties are in compliance in all material respects with the Black Lung Act, and neither the Borrower nor the other Loan Parties has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change.

6.1.19 Bonding Capacity. After giving effect to the transactions contemplated by the Loan Documents, Borrower and the other Loan Parties have a sufficient mine bonding capacity reasonably necessary to conduct their operations substantially as projected in accordance with the financial projections of the Borrower and the other Loan Parties provided to the Administrative Agent.

6.1.20 Permit Blockage. Neither the Borrower nor the other Loan Parties have been barred for a period in excess of fourteen (14) consecutive days from receiving surface mining or underground mining permits pursuant to the permit block provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., and the regulations promulgated thereto, or any corresponding state laws or regulations.

6.1.21 Armstrong Energy, Inc. Armstrong Energy, Inc. has no business operations or material properties other than (i) its equity interests in certain Guarantors, and (ii) providing executive management personnel and administrative and professional support for Armstrong Resource Partners, L.P. and the Loan Parties, and owning office equipment, supplies and materials.

6.1.22 Excluded Subsidiaries. Each Excluded Subsidiary (other than Elk Creek and Armstrong Tech) has no material assets and no material operations and, as of the Closing Date, the Borrower intends to dissolve, liquidate, wind down or merge out of existence within six (6) months after the Closing Date. Notwithstanding the foregoing, upon any investment by a Loan Party in an Excluded Subsidiary (other than Elk Creek and Armstrong Tech), other than any investment required or reasonably necessary to accomplish such dissolution, liquidation, winding down or merger, shall no longer constitute an Excluded Subsidiary and shall promptly execute a Guarantor Joinder and join this Agreement as a Guarantor on the date of its designation. Notwithstanding the foregoing, (a) Elk Creek shall be an Excluded Subsidiary hereunder so long as it holds no assets other than (i) the general partnership interest in Armstrong Resource Partners, (ii) cash in the form of distributions from Armstrong Resource Partners that are promptly distributed or transferred to a Loan Party and (iii) other assets with a fair market value, in the aggregate, of less than $1,000,000; and (b) Armstrong Tech shall be an Excluded Subsidiary hereunder so long as it holds assets with a fair market value, in the aggregate, of less than $1,000,000.

6.1.23 Vendor Liens. No default exists with respect to any of the Vendor Liens.

6.1.24 Anti-Money Laundering/International Trade Law Compliance. No Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country in violation of any law, regulation, order or directive enforced by any Compliance Authority or has any assets in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority. In addition to the foregoing, each of the Loan Parties represents and warrants that (i) the proceeds of the Loans will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (ii) the funds used to repay the Loans are not derived from any unlawful activity; and (iii) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.

6.2 Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same. No

Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Borrower may update Schedules 1.1(R), 6.1.1, 6.1.2, 6.1.5, 6.1.12, and 6.1.16 without any Lender approval in connection with any transaction permitted under Sections 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], 8.2.7 [Dispositions of Assets or Subsidiaries] and 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], or, with respect to any updates to Schedule 6.1.14, whenever such policies are renewed, replaced or otherwise updated.

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1 First Loans and Letters of Credit.

7.1.1 Deliveries. On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent;

(ii) A certificate dated the Closing Date and signed by the Secretary, an Assistant Secretary or other Authorized Officer of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;

(iii) Copies of the duly executed Senior Secured Notes with a principal amount of at least $150,000,000 and the associated Senior Secured Note Indenture;

(iv) This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements;

(v) The Intercreditor Agreement duly executed by each party thereto;

(vi) A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;

(vii) Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee, and evidence that the Loan Parties have taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral;

(viii) Delivery of pro forma projections (including a pro forma closing balance sheet, pro forma statements of operations and cash flow) for the years 2012 through 2017, including assumptions used in preparing the forecast financial statements, satisfactory to the Administrative Agent;

(ix) All material consents required to effectuate the transactions contemplated hereby;

(x) Evidence that each existing financing arrangement with any of the Loan Parties as set forth on Schedule 7.1 have been terminated, and all outstanding obligations thereunder have been paid and all Liens securing such obligations have been released or have been agreed to be promptly released;

(xi) A Lien search in acceptable scope and with acceptable results;

(xii) The PNC Blocked Account Control Agreement signed by an Authorized Officer and all documentation requested by PNC relating to opening of the Blocked Account thereto;

(xiii) The PNC Sweep Account Control Agreement signed by an Authorized Officer and all documentation requested by PNC relating to opening of the deposit account subject thereto;

(xiv) Any other Deposit Account Control Agreement signed by an Authorized Officer, and each Depository and evidence of the deposit account subject thereto;

(xv) A duly completed Borrowing Base Certificate as of the Closing Date, signed by an Authorized Officer of Borrower and demonstrating Undrawn Availability of at least $20,000,000;

(xvi) A duly completed (a) Schedule of Accounts, (b) Schedule of Inventory, and (c) Schedule of Payables;

(xvii) A review of the amount and nature of all tax, employee retirement benefit, labor contracts and relations, environmental and all other contingent liabilities (including any litigation) to which the Loan Parties may be subject;

(xviii) Evidence that the Borrower has sufficient mine bonding capacity to conduct their operations as projected in accordance with the financial projections of the Borrower and its Subsidiaries provided to the Administrative Agent;

(xix) The Authorized Officer of each Loan Party, acting in their capacities as such officers, shall have delivered a certificate in form and substance satisfactory to the Administrative Agent as to the solvency of each Loan Party after giving effect to the transactions contemplated hereby; and

(xx) Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

7.1.2 Payment of Fees. The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

7.2 Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties of the Loan Parties shall then be true and correct, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8. COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1 Affirmative Covenants.

8.1.1 Preservation of Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].

8.1.2 Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

8.1.3 Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent. The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral. Each Loan Party shall take all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

8.1.4 Maintenance of Properties and Leases. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

8.1.5 Visitation Rights; Field Examinations. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine (including, without limitation, any field examination and/or appraisal satisfactory to Agent in its sole discretion) and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such reasonable times during normal business hours and reasonable intervals as any of the Lenders may reasonably request, provided that so long as a Liquidity Event has not occurred, each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection, and provided, further that so long as a Liquidity Event has not occurred there shall be no more than one field examination and/or appraisal of Inventory and Accounts per fiscal year of the Borrower, which examination shall be conducted by an independent examiner selected by the Administrative Agent and reasonably acceptable to the Borrower, with such examination at the sole cost and expense of the Borrower. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

8.1.6 Keeping of Records and Books of Account. The Borrower shall, and shall cause each their Subsidiaries to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

8.1.7 Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

8.1.8 Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.9 Anti-Terrorism Laws. None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.

8.1.10 Maintenance of Patents, Trademarks, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses and franchises necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

8.1.11 Collateral and Additional Collateral (Including As-Extracted Collateral); Execution and Delivery of Additional and Ancillary Security Documents.

(i) Pursuant to the Loan Documents, the Loan Parties shall grant, or cause to be granted, to the Administrative Agent, for the benefit of the Lenders, a Prior Security Interest in and lien on, subject only to Permitted Liens, all Collateral, including all Capital Stock and equity interests owned by the Loan Parties (except for the equity interests in Excluded Subsidiaries).

(ii) Without limiting the generality of the foregoing, each applicable Loan Party which owns or leases any real property shall execute and deliver any and all Mortgages substantially in the form of Exhibit 1.1(M) hereof, other Mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto and Ancillary Security Documents reasonably requested by the Administrative Agent to grant a first priority Lien (subject only to Permitted Liens, including those Liens provided in the Senior Secured Note Indenture pursuant to the terms of the Intercreditor Agreement), and with respect to any leased Real Property, any lessor consents that the Administrative Agent reasonably requests, in such Loan Party’s interest in such real property in favor of the Administrative Agent, for the ratable benefit of the Lenders, as security for the Obligations; provided that, with respect to any real estate (whether fee or leasehold, but not including any real estate that constitutes Excluded Property) acquired after the Closing Date, such Mortgages and other documents and instruments shall be executed and delivered on or before the earliest to occur of (a) within thirty (30) days after the acquisition of any Real Property (whether leased or owned) in the event that such Real Property contains any active surface mining or Coal extraction operations, (b) within thirty (30) days after the end of each fiscal year, for Real Properties (whether leased or owned) acquired by the Loan Parties during such fiscal year if such Real Property has no active surface mining or Coal extraction operations occurring, or (c) prior to the commencement of active surface mining or Coal extraction operations on any Real Property (whether leased or owned), that did not contain active mining or Coal extraction operations either on the Closing Date or on the date of acquisition of such Real Property. In furtherance of the foregoing, the Loan Parties shall diligently cooperate with and assist, at their own expense, the Administrative Agent in procuring any and all Mortgages, deeds of trust, assignments, pledges, security interests, financing statements, lessor consents and additional documents and agreements relating thereto. Upon the occurrence of an Event of Default that has not been waived, each Loan Party hereby appoints any officer or agent of the Administrative Agent as its true and lawful attorney, for it and in its name, place and stead, to make, execute, deliver, and cause to be recorded or filed any or all such Mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto, granting unto said attorney full power to do any and all things said attorney may consider reasonably necessary or appropriate to be done with respect to the Mortgages as fully and effectively as such Loan Party might or could do, and hereby ratifying and confirming all its said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the terms of this Agreement and all transactions hereunder. All reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the exercise of the rights under this Section shall be paid by the Loan Parties on demand of the Administrative Agent. The Loan

Parties, the Lenders and the Administrative Agent agree that without any further action on the part of any of them, upon execution and/or delivery, the Mortgages, and other deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto, the Ancillary Security Documents and lessor consents shall become Loan Documents and the assets that are subject to the Mortgages and the other Loan Documents shall become collateral for the Obligations.

8.1.12 Maintenance of Material Contracts. The Borrower and its Subsidiaries shall maintain and comply with the terms and conditions of all material contracts, except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change.

8.1.13 Maintenance of Licenses, Etc. The Loan Parties shall maintain in full force and effect all licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change.

8.1.14 Maintenance of Permits. The Loan Parties shall maintain all Required Mining Permits in full force and effect in accordance with their terms except where the failure to do so, either individually or in the aggregate, would not result in a Material Adverse Change.

8.1.15 Cash Management Agreements. Within thirty (30) days after the Closing Date the Borrower shall deliver or cause to be delivered the following, in form and substance satisfactory to the Administrative Agent, duly executed Cash Management Agreements acceptable to the Administrative Agent. Change.

8.1.16 Initial Appraisal / Field Examination. Within ninety (90) days after the Closing Date the Administrative Agent shall have received the results of a field examination and Collateral audit of Inventory and Accounts acceptable to the Administrative Agent in its Reasonable Credit Judgment.

8.1.17 Federal Assignment of Claims Act. The Loan Parties shall use commercially reasonable efforts to cause any Accounts for which the Account Debtor is the government of the United States of America, or any department, agency or instrumentality thereof, including but not limited to TVA Accounts, to fully comply with the Federal Assignment of Claims Act (or applicable similar legislation) so as to validly perfect the Lenders’ Prior Security Interest to the Administrative Agent’s satisfaction. Failure to validly perfect the Lenders’ Prior Security Interest in such Accounts to the Administrative Agent’s satisfaction (after using commercially reasonable efforts to do so) shall not be a violation of this Section 8.1.17.

8.1.18 Designation of Unrestricted Subsidiaries/Restricted Subsidiaries.

(i) The Borrower may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an “Unrestricted Subsidiary” if (x) it meets the following qualifications, (y) there is no Liquidity Event in effect at the time of such designation, and (z) the designation would not cause an Event of Default or a Potential Event of Default:

(A) Such Subsidiary does not own any Capital Stock of any Loan Party or hold any Indebtedness of, or any Lien on any property of any Loan Party;

(B) At the time of the designation, the designation would be permitted under the Senior Note Indenture;

(C) Any guaranty or other credit support of Obligations of such Subsidiary by any Loan Party is permitted under Section 8.2.1 [Indebtedness].

(D) The Subsidiary is not party to any transaction or arrangement with any Loan Party that would not be permitted under Section 8.2.8 [Affiliate Transactions].

(E) No Loan Party has any obligation to subscribe for additional Capital Stock of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to section 8.1.18(ii).

(ii) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in Section 8.1.18(i) will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in paragraph 8.1.18 (v).

(iii) The Borrower may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause an Event of Default or a Potential Default.

(iv) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(A) all existing loans, advances, ownership of Capital Stock, bonds, notes, securities, or any other investment of any Loan Party therein or thereto (valued at such Loan Party’s proportional share of the fair market value of such Subsidiaries assets less liabilities) will be deemed made at that time;

(B) all existing Capital Stock or Indebtedness of a Loan Party held by such Subsidiary will be deemed Incurred at that time, and all Liens on property of a Loan Party held by it will be deemed incurred at that time;

(C) all existing transactions between such Subsidiary and a Loan Party will be deemed entered into at that time;

(D) such Subsidiary shall be released at that time from its Guaranty; and

(E) such Subsidiary will cease to be subject to the provisions of this Agreement as a Loan Party.

(v) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(A) all of such Subsidiary’s Indebtedness will be deemed incurred at that time;

(B) such Subsidiary shall be required to execute a Guarantor Joinder and join this Agreement as a Guarantor on the date of its designation; and

(C) such Subsidiary will thenceforward be subject to the provisions of this Agreement as a Loan Party.

(vi) Any designation by the Borrower of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy a resolution of the Borrower’s board of directors giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing provisions, all in form and subject acceptable to the Administrative Agent in its sole discretion.

8.2 Negative Covenants.

8.2.1 Indebtedness. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) Indebtedness under the Loan Documents;

(ii) existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1);

(iii) Indebtedness incurred with respect to Purchase Money Security Interests as and to the extent permitted under the definition on “Permitted Lien” and capitalized leases (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof;

(iv) Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;

(v) any (i) Lender Provided Interest Rate Hedge, (ii) other Interest Rate Hedge approved by the Administrative Agent, (iii) Commodity Hedge or (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided however, the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge, another Interest Rate Hedge or Commodity Hedge only for hedging (rather than speculative) purposes,

(vi) Indebtedness pursuant to the Senior Secured Notes and any Exchange Notes (as defined in the Senior Secured Note Indenture) issued pursuant to the Senior Secured Note Indenture, and any guaranty thereof;

(vii) Indebtedness attributable to any (i) Sale and Leaseback Transactions with certain Affiliates of the Borrower outstanding as of the Closing Date, or (ii) Sale and Leaseback Transactions with Armstrong Resource Partners or a subsidiary thereof pursuant to agreements that have been entered into by a Loan Party in compliance with Section 8.2.8 [Affiliate Transactions] along with the associated options and related rights, in each case, that are characterized as sale and leaseback transactions solely because of the continuing involvement of such Affiliate in mining related to such leases) entered into by such Person;

(viii) accrued and unpaid royalties owed to Affiliates that a Loan Party intends to satisfy through a Permitted Reserve Transfer, in an aggregate amount not to exceed $30,000,000 at any time outstanding accrued; and

(ix) Unsecured Indebtedness other than that described in (i) through (vii) above, in an amount not to exceed $10,000,000 in the aggregate at any one time.

8.2.2 Liens; Lien Covenants. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

8.2.3 Guaranties. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder and endorsements of checks, notes or other instruments in the ordinary course of business.

8.2.4 Loans and Investments. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) trade credit extended on usual and customary terms in the ordinary course of business;

(ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii) Lender Provided Interest Rate Hedges, Interest Rate Hedges and Commodity Hedges permitted pursuant to Section 8.2.1(v) of this Agreement;

(iv) loans to officers, shareholders and Affiliates in the amounts set forth on Schedule 8.2.4 hereof;

(v) Permitted Investments;

(vi) loans, advances and investments in other Loan Parties; and

(vii) each of the following so long (a) as there is no Liquidity Event existing for thirty (30) days immediately prior to the time of such loans, advances and/or investments or immediately after giving effect to such loans, advances and/or investments, (b) Undrawn Availability at the time of such loans, advances and/or investments or after giving effect thereto equal to or exceeding $15,000,000, and (c) no Loan Party incurs additional Indebtedness in connection with such loans, advances and/or investments: (1) purchases of Permitted Joint Ventures assets or ownership interests not prohibited by Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] in an amount not to exceed $10,000,000.00, (2) investment in connection with a Permitted Acquisition in an amount not to exceed $20,000,000.00, and (3) loans, advances and investments not otherwise permitted in (i) through (vi) above in an amount not to exceed $10,000,000.00.

8.2.5 Dividends and Related Distributions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of Capital Stock, on account of the purchase, redemption, retirement or acquisition of its shares of Capital Stock (or warrants, options or rights therefor); provided, however, that a Loan Party may make a dividend or distribution upon the following conditions: (a) the Borrower shall deliver to the Administrative Agent at least five (5) Business Days before such proposed dividend or distribution a certificate of the Borrower evidencing (x) pro forma compliance with the Minimum Fixed Charge Coverage Ratio set forth in Section 8.2.14 (measured as of the date of the dividend or distribution immediately after giving effect to such dividend or distribution), and (y) after giving pro forma effect to any Loans made or Letters of Credit issued in connection with such dividend, the outstanding Obligations shall not exceed the greater of (A) $10,000,000 or (B) twenty five percent (25%) of the Borrowing Base, (b) at the time of any such dividend or distribution, no Event of Default, Potential Default or Liquidity Event shall exist or shall result after giving effect thereto, and (c) such dividend or distribution is permitted under the terms of the Senior Secured Note Indenture as in effect on the Closing Date.

8.2.6 Liquidations, Mergers, Consolidations, Acquisitions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Capital Stock of any other Person, except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) transactions permitted under Section 8.2.7 [Dispositions of Assets];

(ii) that a Loan Party (other than the Borrower) may merge or consolidate with or into another Loan Party;

(iii) any Unrestricted Subsidiary or Excluded Subsidiary may be liquidated, wound-up, dissolved or merged with and into another Loan Party, Unrestricted Subsidiary or Excluded Subsidiary;

(iv) any Loan Party may acquire, whether by purchase or by merger, (1) all of the ownership interests of another Person or (2) substantially all of the assets of another Person or of a business or division of another Person (each a “Permitted Acquisition”), provided that each of the following requirements is met:

(A) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor on or before the date of such Permitted Acquisition;

(B) the Loan Parties, such Person and its owners, as applicable, shall grant Liens on or before the date of such Permitted Acquisition in the assets of such Person that will constitute Collateral;

(C) the board of directors or other equivalent governing body of (1) the Loan Parties and (2) the owner of the assets being acquired pursuant to such Permitted Acquisition shall have approved such Permitted Acquisition and shall have delivered to the Administrative Agent written evidence of the approval of such board of directors (or equivalent body);

(D) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

(E) if the Loan Parties are acquiring all or substantially all of the assets of another Person or of a business or division of another Person or are acquiring all or substantially all of the ownership interests of another Person, then the assets of such Person or the assets of such division shall be substantially the same as, or shall support or be complementary to, the lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business];

(F) the Borrower shall demonstrate that, after giving effect to such Permitted Acquisition and any Loan associated therewith, (1) the Borrower shall have Undrawn Availability of not less than $15,000,000, (2) no Loan Party incurs additional Indebtedness in connection with such Permitted Acquisition, except for Indebtedness permitted under Section 8.2.1 [Indebtedness], and (3) the Borrower shall be in pro forma compliance with the Minimum Fixed Charge Coverage Ratio set forth in Section 8.2.14 [Minimum Fixed Charge Coverage Ratio], as evidenced by a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent demonstrating such compliance; and

(G) the Loan Parties shall deliver to the Administrative Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Administrative Agent such other information about such Person or its assets as any Lender may reasonably require, including, but not limited to the financial statements of such Person and the projected pro-forma financial projections calculated after giving effect to such Permitted Acquisition.

8.2.7 Dispositions of Assets or Subsidiaries. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of Capital Stock of a Subsidiary of such Loan Party), except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) transactions involving the sale of inventory in the ordinary course of business;

(ii) any sale, transfer, disposal, abandonment or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;

(iii) any sale, transfer or lease of assets by any Loan Party or wholly owned Subsidiary of such Loan Party to another Loan Party;

(iv) any sale, transfer disposal, abandonment or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased; provided such substitute assets are obtained within 360 days and are subject to the Lenders’ Prior Security Interest;

(v) any sale, transfer or lease of assets in connection with a Permitted Joint Venture to the extent permitted pursuant to Section 8.2.4 (vii), 8.2.4 (viii) and/or 8.2.8 [Affiliate Transactions] of this Agreement;

(vi) any sale, transfer, disposal, abandonment or lease of Senior Secured Notes Priority Collateral, to the extent permitted by the Senior Secured Note Indenture;

(vii) the discount of Accounts arising in the ordinary course of business in connection with the compromise or collection thereof;

(viii) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(ix) the sale of Capital Stock of an Unrestricted Subsidiary; or

(x) any sale, transfer, disposal, abandonment or lease of assets, other than those specifically excepted pursuant to clauses (i) through (ix) above, up to an amount of $500,000 per fiscal year.

Provided that a sale, transfer, disposal, abandonment or lease of assets by any Loan Party is permitted under this Section 8.2.7, the Administrative Agent will, upon written request from the Borrower, provide evidence of the release of the Lenders’ Prior Security Interest over such assets.

8.2.8 Affiliate Transactions. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person, or amending or modifying any agreements or arrangements between a Loan Party and an Affiliate) unless (i) such transaction is not otherwise prohibited by this Agreement, (ii) such transaction is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date, (iii) is entered into upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent or, in the case of modifications to or amendments of existing agreements or arrangements, are not materially less favorable to any Loan Party than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Borrower, and which are fully disclosed to the Administrative Agent, (iv) is in accordance with all applicable Law, (v) any transaction with any Affiliate of any Loan Party or series of transactions with any Affiliate of any Loan Party with an aggregate value in excess of $10,000,000 must be approved in advance by a majority of the board of directors of the Borrower who are disinterested in the subject matter of the transaction pursuant to a resolution of such board of directors, and (vi) prior to entering into any transaction with any Affiliate of any Loan Party or series of transactions with any Affiliate of any Loan Party with an aggregate value in excess of $25,000,000, the Borrower must in addition obtain and provide to the Administrative Agent a favorable written opinion from a nationally recognized investment banking firm (or, with respect to transactions involving coal reserves or other mining related assets, nationally recognized reserve engineers) as to the fairness of the transaction to the Loan Parties from a financial point of view. The foregoing shall not prohibit management, consulting and similar fees entered into upon fair and reasonable arm’s-length terms and conditions in the ordinary course of business; employment agreements and other incentive compensation with full-time employees of Loan Parties in the ordinary course of business; or loans between Loan Parties in the ordinary course of business and as otherwise permitted under this Agreement.

8.2.9 Subsidiaries, Partnerships and Joint Ventures. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Unrestricted Subsidiary; (iii) any Disposition Subsidiary; or (iv) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (A) a signed Guarantor Joinder; (B) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate; and (C) documents necessary to grant and perfect Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary. Each of the Loan Parties shall not become or agree to become a party to a Joint Venture other than a Permitted Joint Venture.

8.2.10 Continuation of or Change in Business. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than its current business, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

8.2.11 Fiscal Year. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.

8.2.12 Issuance of Stock. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its Capital Stock, membership interests, partnership interests or any options, warrants or other rights in respect thereof, except for the following (each solely to the extent the same is permitted under the terms of the Senior Secured Note Indenture in effect on the Closing Date):

(i) in connection with compensation, benefit plans or incentive plans for employees or officers,

(ii) issuances of stock or interests in Loan Parties to other Loan Parties, or

(iii) issuance of stock or interests by the Borrower in connection with the AE Equity Offerings and an exchange of preferred stock for common stock pursuant to that certain Share Exchange Agreement by and between Yorktown Energy Partners IX, L.P. and Borrower dated as of December 12, 2012, as in effect on the Closing Date.

8.2.13 Changes in Organizational Documents, Senior Secured Notes. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

(i) amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days’ prior written notice to the Administrative Agent and, in the event such change would be material and adverse to the Lenders as determined by the Administrative Agent in its Reasonable Credit Judgment, obtaining the prior written consent of the Required Lenders; or

(ii) amend, refinance or replace in any respect any provision of the Senior Secured Note Indenture, the Senior Secured Notes or agreements related to the foregoing; or

(iii) provide or accept additional collateral or guaranties from any Person (whether or not such Person is an Affiliate of Borrower), unless corresponding collateral and guaranties are provided to the Administrative Agent for the benefit of the Lenders, as provided in the Intercreditor Agreement.

8.2.14 Minimum Fixed Charge Coverage Ratio. Upon the occurrence of a Liquidity Event, if any Loans are then outstanding or have been outstanding at any time during the preceding twelve (12) months then ended, or if any Loans become outstanding during a Liquidity Event, and continuing until no Liquidity Event exists for thirty (30) consecutive days, the Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each calendar month for the twelve (12) months then ended, to be less than 1.0 to 1.0.

8.2.15 Intentionally Deleted.

8.2.16 Limitation on Negative Pledges. Except for the restrictions on granting Liens in the Senior Secured Note Indenture as in effect on the Closing Date, each of the Loan Parties shall not, and shall not permit any Subsidiary, to enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Loan Party or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (a) this Agreement and the other Loan Documents (b) with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of assets permitted under this Agreement of all or substantially all of the equity interests or assets of such Subsidiary, (c) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) customary provisions restricting assignment of any licensing agreement (in which a Loan Party or its Subsidiaries are the licensee) with respect to a contract entered into by a Loan Party or its Subsidiaries in the ordinary course of business and (e) customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any leasehold interests of a Loan Party and its Subsidiaries.

8.3 Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

8.3.1 Monthly/Quarterly Financial Statements. As soon as available and in any event within (a) thirty (30) calendar days after the end of each calendar month during which there are any Loans outstanding, or (b) forty five (45) calendar days after the end of each of each calendar quarter at any other time, financial statements of the Borrower and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such month and related consolidated statements of income, stockholders’ equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

8.3.2 Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Loan Parties, financial statements of the Borrower and its Subsidiaries consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and, and, with respect to the consolidated financial statements, certified by Ernst & Young or another independent certified public accountants reasonably satisfactory to the Administrative Agent and delivered together with any management letters of such accountants addressed to the Borrower

(and such certificate or report of accountants referred to above, shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents). The Auditor’s Report shall set forth the agreed upon procedures, acceptable in to the Administrative Agent, and the type and extent of such agreed upon procedures performed shall be acceptable to the Administrative Agent.

8.3.3 Certificate of the Borrower. Concurrently with the financial statements of the Borrower furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Monthly/Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a Compliance Certificate; provided, however, that with respect to any Compliance Certificate provided under this Section with the financial statements provided pursuant to Sections 8.3.1 [Monthly/Quarterly Financial Statements], the Borrower shall only be required to deliver such Compliance Certificate on a quarterly basis for each fiscal quarter within forty-five (45) days after the end of such fiscal quarter.

8.3.4 Borrowing Base Certificates, Schedules of Accounts, Inventory and Payables.

(i) As soon as available and in any event within ten (10) calendar days after the end of each calendar month, a Borrowing Base Certificate as of the last day of the immediately preceding month in the form of Exhibit 8.3.4 hereto, appropriately completed, executed and delivered by the Chief Executive Officer, President or Authorized Financial Officer of the Borrower, together with, upon the reasonable request of the Agent, a detailed sales register, a cash receipts journal and a purchase journal showing sales, receipts and purchases for the immediately preceding month, and a Schedule of Accounts, a Schedule of Inventory, and a Schedule of Payables as of the end of the immediately preceding month; the foregoing notwithstanding, following the occurrence of a Liquidity Event, for the immediately preceding Business Day, upon the request of the Administrative Agent (at such intervals as the Administrative Agent may request in its sole discretion) a Borrowing Base Certificate, appropriately completed, executed and delivered by an Authorized Officer, together with (a) a detailed sales register, (b) a cash receipts journal and (c) a purchase journal showing sales, receipts and purchases each for the preceding Business Day, and (d) a Schedule of Accounts, Schedule of Inventory, and Schedule of Payables as of the end of the immediately preceding week.

(ii) In the event (a) the Borrower elects to include TVA Accounts under Section (vii) of Schedule 1.1(Q)(1), and (b) any Loans are outstanding, the Borrower shall also provide, not less than once every week, a current Schedule of Accounts relating solely to TVA.

(iii) In addition, each Loan Party will deliver to Agent at such intervals as the Administrative Agent may require: (i) confirmatory assignment schedules, (ii) copies of customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as the Administrative Agent may require including trial balances and test verifications. The Administrative Agent shall have the right to confirm and verify all Accounts by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.

The items to be provided under this Section 8.3.4 are to be in form satisfactory to the Administrative Agent and executed by the Borrower and delivered to the Administrative Agent from time to time solely for the Administrative Agent’s convenience in maintaining records of the Collateral, and the Borrower’s failure to deliver any of such items to the Administrative Agent shall not affect, terminate, modify or otherwise limit the Administrative Agent’s Lien with respect to the Collateral.

8.3.5 Notices.

8.3.5.1 Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

8.3.5.2 Liquidity Event. Promptly after any officer of any Loan Party has learned of the occurrence of a Liquidity Event, a certificate signed by an Authorized Officer setting forth the details of such Liquidity Event.

8.3.5.3 Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $5,000,000 or which if adversely determined would constitute a Material Adverse Change.

8.3.5.4 Organizational Documents. Within the time limits set forth in Section (ii) [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.

8.3.5.5 Erroneous Financial Information. Immediately in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

8.3.5.6 ERISA Event. Immediately upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

8.3.5.7 Other Reports. Promptly upon their becoming available to the Borrower:

(i) Annual Budget. The annual budget and any forecasts or projections of the Borrower, to be supplied not later than fifteen (15) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

(ii) Management Letters. Any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

(iii) Reportable Compliance Event. The occurrence of a Reportable Compliance Event, and

(iv) Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.

8.4 Accounts.

8.4.1 Location of Records of Accounts. Until written notice is given to the Administrative Agent by the Borrower of any other office at which any Loan Party keeps its records pertaining to Accounts, all such records shall be kept at such Loan Party’s executive office.

8.4.2 Collection of Accounts. Until any Loan Party’s authority to do so is terminated by the Administrative Agent (which notice the Administrative Agent may give at any time upon the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days), each Loan Party will, at such Loan Party’s sole cost and expense, but on the Administrative Agent’s behalf and for the Administrative Agent’s account, collect as the Administrative Agent’s property and in trust for the Administrative Agent all amounts received on Accounts, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations.

8.4.3 Power to Act on Behalf of Loan Parties. The Administrative Agent shall have the right to receive, endorse, assign and/or deliver in the name of the Administrative Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Accounts, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes the Administrative Agent or the Administrative Agent’s designee as such Loan Party’s attorney with power (i) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Accounts, drafts against Account Debtors, assignments and verifications of Accounts; (iii) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, send verifications of Accounts to any Account Debtor; (iv) to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Administrative Agent to preserve, protect, or perfect the Administrative Agent’s interest in the Collateral and to file same; (v) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, demand payment of the Accounts; (vi) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, enforce payment of the Accounts by legal proceedings or otherwise; (vii) to exercise all of such Loan Party’s rights and remedies with respect to the collection of the Accounts and any other Collateral; (viii) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, settle, adjust, compromise, extend or renew the Accounts; (ix) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, settle, adjust or compromise any legal proceedings brought to collect Accounts; (x) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Account Debtor; (xi) to, immediately upon the occurrence of an Event of Default and continuing until no Event of Default exists for thirty (30) consecutive days, prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Administrative Agent shall have the right at any time following the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days to change the address for delivery of mail addressed to any Loan Party to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

8.4.4 No Liability. Neither the Administrative Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of a Liquidity Event and continuing until no Liquidity Event exists for thirty (30) consecutive days, the Administrative Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. the Administrative Agent is authorized and empowered to accept the return of the goods represented by any of the Accounts, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.

8.4.5 Adjustments. No Loan Party will, without the Administrative Agent’s consent, compromise or adjust any material amount of the Accounts (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

9. DEFAULT

9.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1 Payments Under Loan Documents. Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof, including any failure to make a mandatory prepayment under Section 5.7.2 [Borrowing Base Exceeded];

9.1.2 Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

9.1.3 Breach of Negative Covenants or Visitation Rights; Failure to Deliver Borrowing Base Certificate. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.2 [Negative Covenants], or Section 8.3.4 [Borrowing Base Certificates];

9.1.4 Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after the earlier of the date on which (i) an Authorized Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent;

9.1.5 Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the Senior Secured Notes, the Senior Secured Note Indenture or the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived);

9.1.6 Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.7 Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated

(except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

9.1.8 Uninsured Losses; Proceedings Against Assets. There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $5,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

9.1.9 Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event occurs with respect to a Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;

9.1.10 Change of Control. (i) An event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a Yorktown Party, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the total voting power of the voting Capital Stock of the Borrower on a fully-diluted basis, and (b) the Yorktown Parties are not the beneficial owners of a larger percentage of the voting power of such voting Capital Stock than such person or group;

(ii) following the initial public equity offering of common Capital Stock of the Borrower, during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (a) who were members of the Board of Directors on the first day of such period, (b) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (c) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of the Board of Directors (excluding, in the case of both clause (b) and clause (c), any individual whose initial nomination for, or assumption of office as, a member of the Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors);

(iii) the sale, conveyance, transfer or other disposition of all or substantially all of the assets (whether directly or through one or more Subsidiaries) of the Borrower (determined on a consolidated basis for the Borrower and its Subsidiaries), except to a Yorktown Party or a transaction permitted by the proviso at the end of clause (a) of “Consolidation, Merger or Sale of Assets” in the Senior Secured Note Indenture in effect on the Closing Date; or

(iv) the adoption of a plan of liquidation or dissolution of the Borrower.

9.1.11 Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature.

9.2 Consequences of Event of Default.

9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.10 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledge to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.11 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

9.2.3 Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments by Lenders] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan

Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

9.2.4 Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment in Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

(i) first, to reimburse the Administrative Agent and the Lenders for out-of-pocket costs, expenses and disbursements, including reasonable attorneys’ and paralegals’ fees and legal expenses, incurred by the Administrative Agent or the Lenders in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Lenders or any one of them or the Administrative Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

(ii) second, to the repayment of all Obligations of fees and expenses associated with the Loans then due and unpaid of the Loan Parties to the Lenders or their Affiliates incurred under this Agreement or any of the other Loan Documents or agreements evidencing any Lender Provided Interest Rate Hedge or Other Lender Provided Financial Services Obligations, whether of principal, interest, fees, expenses or otherwise and to cash collateralize the Letter of Credit Obligations, in such manner as the Administrative Agent may determine in its discretion; and

(iii) the balance, if any, as required by Law.

10. THE ADMINISTRATIVE AGENT

10.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) in good faith believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and in good faith believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 10.6, PNC shall also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

10.9 Administrative Agent’s Fee. The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) among the Borrower and Administrative Agent, as amended from time to time.

10.10 Authorization to Release Collateral and Guarantors. The Lenders and Issuing Lenders authorize the Administrative Agent to release, after written notice from the Borrower to the Administrative Agent, (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 8.2.7 [Dispositions of Assets or Subsidiaries] or 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

10.11 No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11. MISCELLANEOUS

11.1 Modifications, Amendments or Waivers. With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

11.1.1 Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;

11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

11.1.3 Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

11.1.4 Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swing Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swing Loan Lender, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.2 No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

11.3 Expenses; Indemnity; Damage Waiver.

11.3.1 Costs and Expenses. The Borrower shall pay (i) all out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties. Notwithstanding anything to the contrary in the foregoing, the Borrower will not be obligated to pay any allocated costs of in-house counsel of the Administrative Agent, the Lenders or their Affiliates.

11.3.2 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3 Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

11.3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

11.3.5 Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

11.4 Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

11.5 Notices; Effectiveness; Electronic Communication.

11.5.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2 Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3 Change of Address, Etc. Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

11.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

11.8 Successors and Assigns.

11.8.1 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.8.2 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the aggregate of all such Lender’s Commitments and such Commitments shall be assigned pro-rata in accordance with subsection (ii) below, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv) Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3 Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8.4 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders, and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor]) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [Libor Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.4 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.4 [Designation of Different Lending Office] with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5 Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.9 Obligations Absolute. The obligations of the Borrower hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Lender, the Administrative Agent, or the Borrower or any other obligor on any of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Borrower or would otherwise operate as a discharge of the Borrower as a matter of law or equity. The Borrower agrees that the Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, Borrower hereby consents to, at any time and from time to time, and the joint and several obligations of Borrower hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(i) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or the Lenders or any other Person with respect thereto;

(ii) Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Obligations;

(iii) Any failure to assert any breach of or default under any Loan Document or any of the Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Obligations; any refusal of payment or performance of any of the Obligations, whether or not with any reservation of rights against the Borrower; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Obligations entitled to the benefits of this Agreement, or if any collections are applied to Obligations, any application to particular Obligations;

(iv) Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or the Lenders, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or the Lenders, or any of them, or any other Person in respect of, any direct or indirect security for any of the Obligations. As used in this Agreement, “direct or indirect security” for the Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Obligations, made by or on behalf of any Person;

(v) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to Borrower or any other Person; or any action taken or election made by the Administrative Agent or the Lenders, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower, or any other Person in connection with any such proceeding;

(vi) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other person with respect to any Loan Document or any of the Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Obligations; or

(vii) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, the Borrower, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Obligations.

11.10 Joinder. Borrower acknowledges, consents, and agrees that new Borrower or Guarantors may join in this Agreement pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] or in connection with a Permitted Acquisition and Borrower affirms that its obligations shall continue hereunder undiminished.

11.11 Waivers, etc. Borrower hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 11.9 [Obligations Absolute] hereof. Without limitation and to the fullest extent permitted by applicable law, Borrower waives each of the following:

(i) Except as otherwise required under this Agreement, all notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against the Borrower, including the following: any notice of any event or circumstance described in Section 11.9 [Obligations Absolute] hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Obligations; any notice of the incurrence of any Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

(ii) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or the Lenders, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Obligations or any direct or indirect security for any of the Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that the Borrower receives notice of any such acceptance;

(iii) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, “one action” laws or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent or the Lenders, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Obligations), which results in denial or impairment of the right of the Administrative Agent or the Lenders, or any of them, to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Obligations; and

(iv) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of Collateral or the like.

11.12 Guaranty and Surety Matters. Further Borrower agrees that the Administrative Agent may from time to time or as many times as the Administrative Agent, in its sole discretion, deems appropriate, do any of the following without adversely affecting the validity or enforceability of this Agreement or any of the Loan Documents (i) release, surrender, exchange, compromise or settle Indebtedness of any Loan Party to the Lenders; (ii) change, renew or waive the terms of any note, instrument or agreement relating to Indebtedness of any Loan Party or Lenders, such rights to include the right to change the rate of interest charged to Borrower; (iii) enter into any agreement of forbearance with respect to Indebtedness of any Loan Party to Lenders; (iv) release, surrender, exchange or compromise any security hold by Administrative Agent for Indebtedness of any Loan Party or Lenders; (v) release any person who is a guarantor or surety or has agreed to purchase Indebtedness of any Loan Party to Lenders; and (vi) release, surrender, exchange or compromise any security or lien held by the Administrative Agent for the liabilities of any person who is a guarantor or surety for the Indebtedness of any Loan Party to Lenders. The Borrower agrees that the Administrative Agent may do any of the above as the Administrative Agent deems necessary or advisable, at the Administrative Agent’s sole discretion, and that the Borrower agrees to make full payment immediately when due to be paid to the Lenders, irrespective of whether any one or more of the following events have occurred: (i) Administrative Agent has made any demand on any Loan Party; (ii) Administrative Agent has taken any action of any nature against any Loan Party; (iii) Administrative Agent has pursued any rights which Administrative Agent has against any other person who may be liable for Indebtedness of any Loan Party to Lenders; (iv) Administrative Agent holds or has resorted to any security for Indebtedness of such Loan Party to Lenders; or (v) Administrative Agent has invoked any other remedies or rights Administrative Agent has available with respect to Indebtedness of Borrower to Lenders. Each of the Lenders and the Administrative Agent hereby reserve all rights against Borrower and each and every Loan Party.

11.13 Confidentiality.

11.13.1 General. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process,

(iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.13.2 Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.13.1 [General].

11.14 Counterparts; Integration; Effectiveness.

11.14.1 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

11.15 CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

11.15.1 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to is conflict of laws principles.

11.15.2 SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.15.3 WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.15. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

11.15.4 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 Agent for the Loan Parties. Each Loan Party hereby appoints the Borrower as its agent to act as specified herein and authorizes the Borrower to take such action and perform such duties on such Loan Parties’ behalf as are specified in this Agreement and the other Loan Documents to be taken or performed by the Borrower, and to exercise such powers, take such actions and perform such duties as are reasonably incidental thereto.

11.17 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 5 TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

BORROWER:

ARMSTRONG ENERGY, INC.

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	President

[SIGNATURE PAGE 2 OF 5 TO CREDIT AGREEMENT]

GUARANTORS:

ARMSTRONG COAL COMPANY, INC.

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	President

ARMSTRONG ENERGY HOLDINGS, INC.

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	President

ARMSTRONG AIR, LLC

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	Manager and President

WESTERN LAND COMPANY, LLC

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	Manager

WESTERN DIAMOND LLC

By:	/s/ Martin D. Wilson
Name:	Martin D. Wilson
Title:	President and Chief Financial Officer

[SIGNATURE PAGE 3 OF 5 TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

[SIGNATURE PAGE 4 OF 5 TO CREDIT AGREEMENT]

STIFEL BANK & TRUST, individually and as Syndication Agent

By:	/s/ Matthew L. Diehl
Name:	Matthew L. Diehl
Title:	Senior Vice President

[SIGNATURE PAGE 5 OF 5 TO CREDIT AGREEMENT]

INTENTIONALLY DELETED

SCHEDULE 1.1(A)

PRICING GRID

		Level II
	Level I If Undrawn Availability is greater than $25 million	If Undrawn Availability is less than or equal to $25 million
Margin
LIBOR +	3.50%	4.00%
Base Rate +	2.50%	3.00%
Commitment Fee	0.50%	0.375%
Letter of Credit Fee	3.50%	4.00%

If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason, the Borrower, the Administrative Agent or the Lenders determine that (i) Undrawn Availability as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of Undrawn Availability would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or 4.3 [Interest After Default] or 9 [Default]. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SCHEDULE 1.1(A) - 1

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1 - Commitments of Lenders and Addresses for Notices to Lenders

Lender	Commitment	Ratable Share

Name: PNC Bank, National Association
Address: 249 Fifth Avenue, 3rd Floor Pittsburgh, PA 15222-2707 Attention: Richard C. Munsick Telephone: (412) 762-4299 Telecopy: (412) 762-2571	$35,000,000	70.00000000%

Name: Stifel Bank & Trust
Address: 955 Executive Parkway Suite 215 St. Louis, MO 63141 Attention: Matt Diehl Telephone: 314-317-1289 Telecopy: 314-453-0476	$15,000,000	30.00000000%

Total:	$50,000,000	100.00000000%

SCHEDULE 1.1(B) - 1

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower and Guarantors:

ADMINISTRATIVE AGENT

Name:	PNC Bank, National Association
Address:	One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention:	Richard C. Munsick, Senior Vice President
Telephone:	412-762-4299
Telecopy:	412-762-6484

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:	Agency Services
Telephone:	412 762 6442
Telecopy:	412 762 8672

BORROWER:

Name:	c/o Armstrong Coal Company, Inc.
Address:	7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri 63105
Attention:	Martin D. Wilson, President
Telephone:	(314) 721-8202
Telecopy:	(314) 721-8211

SCHEDULE 1.1(B) - 2

GUARANTORS:

Name:	c/o Armstrong Coal Company, Inc.
Address:	7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri 63105
Attention:	Martin D. Wilson, President
Telephone:	(314) 721-8202
Telecopy:	(314) 721-8211

SCHEDULE 1.1(B) - 3

Schedule 1.1(P)

Permitted Liens

1. Overriding Royalty Agreements

a. Overriding Royalty Agreement in favor of David R. Cobb dated November 22, 2006, a short form of which is of record in Deed Book 529, Page 692 in the Office of the Clerk of Muhlenberg County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 540, page 576, in the Office of the Clerk of Muhlenberg County, Kentucky.

b. Overriding Royalty Agreement in favor of Kenneth E. Allen dated July 27, 2007, a short form of which is of record in Deed Book 529, Page 686 in the Office of the Clerk of Muhlenberg County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 540, page 571, in the Office of the Clerk of Muhlenberg County, Kentucky.

c. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 95, Page 684 in the Office of the Clerk of Muhlenberg County, Kentucky.

d. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 539, Page 105 in the Office of the Clerk of Muhlenberg County, Kentucky.

e. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 541, Page 634 in the Office of the Clerk of Muhlenberg County, Kentucky.

f. Overriding Royalty Agreement by Armstrong Coal Company, Inc. in favor of David R. Cobb dated November 22, 2006, a short form of which is of record in Deed Book 369, Page 284 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 87, in the Office of the Clerk of Ohio County, Kentucky.

g. Overriding Royalty Agreement by Armstrong Mining, Inc. in favor of David R. Cobb dated November 22, 2006, a short form of which is of record in Deed Book 369, Page 290 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 87, in the Office of the Clerk of Ohio County, Kentucky.

h. Overriding Royalty Agreement by Armstrong Coal Company, Inc. in favor of Kenneth E. Allen dated February 9, 2007, a short form of which is of record in Deed Book 369, Page 296 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 94, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(P) - 1

i. Overriding Royalty Agreement by Armstrong Mining, Inc. in favor of Kenneth E. Allen dated February 9, 2007, a short form of which is of record in Deed Book 369, Page 302 in the Office of the Clerk of Ohio County, Kentucky, as amended and restated pursuant to Amended Overriding Royalty Agreement, a short form of which is of record as Amended and Restated Short Form Overriding Royalty Agreement, dated December 3, 2008, in Deed Book 377, page 94, in the Office of the Clerk of Ohio County, Kentucky.

j. Overriding Royalty Agreement in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 375, Page 705 in the Office of the Clerk of Ohio County, Kentucky.

k. Overriding Royalty Agreement by Ceralvo Holdings, LLC and Ceralvo Resources, LLC in favor of Western Kentucky Royalty Trust dated July 25, 2008, a memorandum of which is of record in Deed Book 375, Page 714 in the Office of the Clerk of Ohio County, Kentucky.

2. Vendor’s Lien in the amount of $716,250.00 retained by Kenneth H. Brown and Cynthia S. Brown (husband and wife) in deed dated October 8, 2010 to Armstrong Coal Company, Inc., a Delaware corporation, of record in Deed Book 386, Page 282 in the Office aforesaid.

3. Mortgage in the principal amount of $561,000.00, from Armstrong Coal Company, Inc., a Delaware corporation, to Anna Laura Dortch, dated as of October 13, 2010, recorded in Mortgage Book 448, Page 764 in the Office of the Clerk of Ohio County, Kentucky.

4. The following Equipment Leases to Armstrong Coal Company, Inc.

Lessor/ Equipment Model / Description	Serial Number	Lease Beginning Date

Atlas Copco
DML/LP Drill	9034	4/1/2010
ROC F9-11 Drill	AV011A1251	9/6/2012

Caterpillar Financial
CAT D9T Track Type Tractor	RJS00943	4/11/2008
CAT D10T (Rip) Dozer	RJG01276	4/25/2008
CAT 992G Wheel Loader	AZX00820	5/9/2008
CAT 992G Wheel	AZX00821	5/9/2008
CAT D9T Track Type Tractor	RJS01157	9/29/2008
CAT D9T Track Type Tractor	RJS01195	9/29/2008
CAT D9T Track Type Tractor	RJS01227	11/19/2008

Deere Credit
Hitachi EX2500LD Shovel	FF018LQ001033	5/25/2008
Hitachi Z850LCS3 Excavator	FF01JDQ020567	4/25/2008

SCHEDULE 1.1(P) - 2

Deutsche Leasing
MR110Z EVO Mobile Crusher Plant	K017.0035	7/18/2012
MP Stockpile Conveyor C-1	TRS3670-15626	7/18/2012
MPS Stockpile/Shuttle Conveyor C-2	CRS2440-15627	7/18/2012

Komatsu Financial
Komatsu D475A-5EO Dozer	30020	9/25/2007
Komatsu D65WX-15EO Dozer	69083	7/1/2008
Komatsu D65PX-15EO Dozer	71043	8/1/2008
Komatsu D65PX-15EO Dozer	70985	8/1/2008
Komatsu PC220LC-8 Excavator	A88694	8/1/2008
Komatsu PC1250SP-8 Excavator	30121	11/1/2008
Komatsu HD785-7 Rigid Haul Truck	A10021	12/1/2008
Komatsu WA800-3E0 Front End Loader	70025	5/1/2009
Komatsu HD785-7 Rock Truck	7922	5/1/2009
Komatsu WA500-6 Wheel Loader	A92671	6/20/2009
Komatsu WA900-3E0 Wheel Loader	60073	6/15/2009
Komatsu PC1250LC-8 Excavator	30146	7/15/2009
Komatsu D375A-6 Dozer	60026	10/1/2010
Komatsu HD465-7EO	10772	3/1/2011
Komatsu D65WX-17 Crawler Dozer	1182	9/10/2012

People’s Capital and Leasing Corp.
Joy Coal Hauler	1643	12/15/2011
Joy Coal Hauler	1644	12/15/2011
Joy Coal Hauler	1645	12/15/2011
Joy Coal Hauler	1646	12/15/2011
Fletcher Crawler Roof Ranger II Roof Bolter	2010183	12/15/2011
Fletcher Crawler Roof Ranger II Roof Bolter	2010184	12/15/2011
Fairchild 35C-WHLPR-DC Battery-Powered Scoop	T339-591	12/15/2011
Fairchild 35C-WHLPR-DC Battery-Powered Scoop	T339-606	12/15/2011
Fletcher Crawler Roof Ranger II Roof Bolter	2011025	12/15/2011
Joy BF-17B-54-105C Feeder-Breaker	14445	12/15/2011
Joy BF-17B-54-105C Feeder-Breaker	14446	12/15/2011
Fairchild 35C-WHLPR-DC Workhorse Battery-Powered Scoop	T339-556	3/27/2012
Fletcher Crawler Roof Ranger CRII-13 Roof Drill	2011026-01	3/27/2012
2011 Komatsu HD785-7 Model B49962	KMTHD023J29009178	9/13/2012
2011 Komatsu HD785-7 Model B49777	KMTHD023K29009339	9/13/2012
2011 Komatsu HD785-7 Model B49778	KMTHD023K29009342	9/13/2012

SCHEDULE 1.1(P) - 3

Volvo Financial Services
Volvo G990 Grader	40796	3/9/2008
Volvo G990 Grader	40981	3/9/2008

SCHEDULE 1.1(P) - 4

Wells Fargo Equipment Finance
Terex Model RT780 Crane	15534	6/9/2011

Whayne Supply Co.
Caterpillar 777D Off-Highway Truck	AGC00302	7/30/2012

5. Financing statements as shown on CT Lien Solutions Search reports dated 11/26/2012 and Title Research Reports by Abstracts & Titles, Inc. for the period January 1, 1990 through November 30, 2012.

SCHEDULE 1.1(P) - 5

SCHEDULE 1.1(Q)(1)

QUALIFIED ACCOUNTS

Upon delivery to the Administrative Agent of each Schedule of Accounts, the Administrative Agent shall make a determination, in its Reasonable Credit Judgment, as to which Accounts listed thereon shall be deemed Qualified Accounts. An Account shall not be considered a Qualified Account unless the Administrative Agent determines, in its Reasonable Credit Judgment, that such Account has met the following minimum requirements:

(i) the Account represents a complete bona fide transaction for goods sold and delivered or services rendered (but excluding any amounts in the nature of a service charge added to the amount due on an invoice because the invoice has not been paid when due) which requires no further act under any circumstances on the part of any Loan Party to make such Account payable by the Account Debtor; the Account arises from an arm’s-length transaction in the ordinary course of a Loan Party’s business between such Loan Party and an Account Debtor which is not an Affiliate of any Loan Party or an officer, stockholder or employee of any Loan Party or any Affiliate of any Loan Party, or a member of the family of an officer, stockholder or employee of any Loan Party or any Affiliate of any Loan Party;

(ii) the Account shall not (a) be or have been unpaid more than ninety (90) days from the invoice date, (b) be delinquent more than sixty (60) days, or (c) be payable by an Account Debtor (1) more than 50% of whose Accounts have remained unpaid for more than ninety (90) days from the invoice date or are delinquent more than sixty (60) days, or (2) whose Accounts constitute, in the Administrative Agent’s determination, an unduly high percentage of the aggregate amount of all outstanding Accounts after taking into account the credit-worthiness of the Account Debtors for such Accounts; provided, however, that (x) Account Debtors with Investment Grade ratings shall not be subject to restriction under this clause (ii)(c)(2), and (y) Account Debtors with Accounts constituting less than ten percent (10%) of otherwise Qualified Accounts shall not be subject to restriction under this clause (ii)(c)(2);

(iii) the goods the sale of which gave rise to the Account were shipped or delivered or provided to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no part of such goods has been returned or rejected;

(iv) the Account is not evidenced by chattel paper or an instrument of any kind;

(v) the Account Debtor with respect to the Account (a) is Solvent, (b) is the end-user of the goods sold and is not a broker or other intermediary unless (i) such broker or intermediary is acceptable to the Administrative Agent in its sole discretion, or (ii) such broker or intermediary has provided a letter of credit supporting such Account in form and substance acceptable to the Administrative Agent in its Reasonable Credit Judgment, (c) is not the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might have a materially adverse effect on its business, and (d) is not, in the sole discretion of the Administrative Agent, deemed ineligible for credit for other reasons (including, without limitation, unsatisfactory past experiences of any Loan Party or any of the Lenders with the Account Debtor or unsatisfactory reputation of the Account Debtor);

SCHEDULE 1.1(Q)(1) - 1

(vi) the Account Debtor (a) is not located outside Canada or the continental United States of America or (b) if the Account Debtor is located outside Canada or the continental United States, the Account is supported by a letter of credit or FICA insurance deemed adequate and acceptable by the Administrative Agent;

(vii) the Account Debtor (a) is not (i) the government of the United States of America, or any department, agency or instrumentality thereof or (ii) the government of Canada, or any department, agency or instrumentality thereof, or (b) if the Account Debtor is an entity mentioned in clause (vii)(a)(i), the Federal Assignment of Claims Act (or applicable similar legislation) has been fully complied with so as to validly perfect the Lenders’ Prior Security Interest to the Administrative Agent’s satisfaction.

Notwithstanding the provisions of the foregoing sentence of this Section (vii), for any TVA Accounts for which the Federal Assignment of Claims Act (or applicable similar legislation) has not been fully complied with so as to validly perfect the Lenders’ Prior Security Interest to the Administrative Agent’s satisfaction, such Accounts shall (to the extent such TVA Accounts satisfy the other provisions applicable to Qualified Accounts) be deemed to be Qualified Accounts, subject to a reduced 70% advance rate under Section (ii) of the definition of “Borrowing Base”, provided that:

(a)	No TVA Accounts have been unpaid more than forty five (45) days from the invoice date, or are delinquent more than five (5) days. No TVA Accounts shall be Qualified Accounts while any such Account is delinquent as set forth in the preceding sentence; and

(b)	No payments on TVA Accounts shall have been paid to any account other than a deposit account subject to a Deposit Account Control Agreement. From and after the date of any payment on an Account in violation of the preceding sentence, no TVA Accounts shall be Qualified Accounts (whether or not payments have subsequently been made to a deposit account subject to a Deposit Account Control Agreement), unless the Administrative Agent permits such Accounts to be Qualified Accounts in the sole discretion of the Administrative Agent.

At any time that the TVA Accounts fully comply with the Federal Assignment of Claims Act (or applicable similar legislation) so as to validly perfect the Lenders’ Prior Security Interest to the Administrative Agent’s satisfaction, such Accounts shall (to the extent such TVA Accounts satisfy the other provisions applicable to Qualified Accounts) be deemed to be Qualified Accounts subject to the 85% advance rate under Section (ii) of the definition of “Borrowing Base”.

All of the foregoing notwithstanding, no TVA Accounts shall be deemed to be Qualified Unbilled Accounts unless such TVA Accounts meet all of the provisions applicable to Qualified Unbilled Accounts, including, but not limited to, the requirement in Section (vii)(b) above.

SCHEDULE 1.1(Q)(1) - 2

(viii) the Account is a valid, binding and legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any dispute, condition, contingency, offset, recoupment, reduction, claim for credit, allowance, adjustment, counterclaim or defense on the part of such Account Debtor, and no facts exist which may provide a basis for any of the foregoing in the present or future;

(ix) the Account is subject to the Administrative Agent’s and the Lenders’ Prior Security Interest and is not subject to any other Lien, claim, encumbrance or security interest whatsoever, other than Permitted Liens;

(x) the Account is evidenced by an invoice or other documentation and arises from a contract which is in form and substance satisfactory to the Administrative Agent;

(xi) each Loan Party has observed and complied with all laws of the state in which the Account Debtor or the Account is located which, if not observed and complied with, would deny to any Loan Party access to the courts of such state;

(xii) the goods giving rise to the Account were not, at the time of sale thereof, subject to any Lien or encumbrance except the Administrative Agent and the Lenders’ Prior Security Interest;

(xiii) the Account is payable in freely transferable U.S. Dollars; and

(xiv) the Account is not, or should not be, disqualified for any other reason generally accepted in the commercial finance business.

In addition to the foregoing requirements, Accounts of any Account Debtor which are otherwise Qualified Accounts shall be reduced to the extent of any accounts payable (including, without limitation, the Administrative Agent’s estimate of any contingent liabilities) by the Loan Parties to such Account Debtor; provided that the Administrative Agent, in its sole discretion, may determine that none of the Accounts in respect to such Account Debtor shall be Qualified Accounts in the event that there exists an unreasonably large amount of payables owing to such Account Debtor.

Notwithstanding the qualification standards specified above, upon prior notice to the Borrower, the Administrative Agent may at any time or from time to time revise such qualification standards or, in its Reasonable Credit Judgment, determine that one or more Accounts are not eligible to be Qualified Accounts.

SCHEDULE 1.1(Q)(1) - 3

SCHEDULE 1.1(Q)(2)

QUALIFIED INVENTORY

Upon delivery to the Administrative Agent of each Schedule of Inventory, the Administrative Agent shall make a determination, in its Reasonable Credit Judgment, as to which Inventory listed thereon shall be deemed Qualified Inventory. Inventory shall not be considered Qualified Inventory unless the Administrative Agent determines, in its Reasonable Credit Judgment, that such Inventory has met the following minimum requirements:

(i) the Inventory is of good and merchantable quality;

(ii) if the Inventory is located on leased premises, upon the request of the Administrative Agent, a Landlord’s Waiver in form acceptable to the Administrative Agent, shall be provided to the Administrative Agent or such Inventory may at the Administrative Agent’s discretion be excluded from Qualified Inventory;

(iii) if the Inventory is stored with a bailee, warehouseman, consignee or similar party, upon the request of the Administrative Agent, warehouse receipts or similar type documentation therefor in the Administrative Agent’s name, in form and substance acceptable to the Administrative Agent, shall be provided to the Administrative Agent or such Inventory may at the Administrative Agent’s discretion be excluded from Qualified Inventory;

(iv) the Inventory is subject to the Administrative Agent’s and the Lenders’ Prior Security Interest and is not subject to any other Lien, except as set forth in the Intercreditor Agreement;

(v) the Inventory has not been manufactured in violation of any federal minimum wage or overtime laws, including, without limitation, the Fair Labor Standards Act, 29 U.S.C. § 215(a)(1); and

(vi) the Inventory is not, and should not be, disqualified for any other reason generally accepted in the commercial finance business.

Notwithstanding the qualification standards specified above, upon prior notice to the Loan Parties, the Administrative Agent may at any time or from time to time revise such qualification standards or, in its Reasonable Credit Judgment, determine that certain Inventory is not eligible to be Qualified Inventory

SCHEDULE 1.1(Q)(2) - 1

Schedule 1.1(R)

Real Property

ALCOA

(Webster and Union County)

I. Lessee - Coal/Surface Mining Rights: Armstrong Coal Company, Inc.: (i) #6 seam of coal; (ii) all coal lying above #6; and (iii) right to enter in, on and under the real estate to mine and remove coal via underground mining, all of which being 20,000 acres of coal and 1,500 acres of surface (per Coal Mining Lease from Alcoa Fuels, Inc., dated October 27, 2010, a short form of which is of record in Miscellaneous Book 151, Page 260, in the Office of the Clerk of Webster County, Kentucky and in Deed Book 343, Page 20, in the Office of the Clerk of Union County, Kentucky).

ADDITIONAL INTERESTS ACQUIRED IN UNION COUNTY

Deed from James V. Orsburn and Margaret B. Orsburn to Armstrong Coal Company Inc., dated July 15, 2011 and of record in Deed Book 345, Page 104, in the Office of the Union County Clerk.

Right of Way Easement Agreement between Sara McCaskey and Armstrong Coal Company Inc., dated July 25, 2011 and of record in Deed Book 345, Page 222 in the Office of the Union County Clerk.

Corporation Special Warranty Deed to Armstrong Coal Company, Inc. from Midwest Coal Reserves of Kentucky, LLC, dated December 29, 2011, recorded in Deed Book 347, page 354 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Midwest Coal Reserves of Kentucky, LLC, including leased coal and an option to lease additional property, to Armstrong Coal Company, Inc., dated December 29, 2011, a short form of which is of record in Deed Book 347, Page 375 in the Office of the Union County Clerk.

Coal Mining Lease from Emogene S. Martin to Armstrong Coal Company, Inc., dated June 27, 2011, a short form of which is of record in Deed Book 344, Page 738 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Richard I. Carrier to Armstrong Coal Company, Inc., dated August 11, 2011, a short form of which is of record in Deed Book 346, Page 114 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Richard I. Carrier to Armstrong Coal Company, Inc., dated August 11, 2011, a short form of which is of record in Deed Book 346, Page 118 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Donald L. Yarber and Shirley J. Yarber to Armstrong Coal Company, Inc., dated September 8, 2011, a short form of which is of record in Deed Book 346, Page 123 in the Office of the Union County Clerk.

SCHEDULE 1.1(R) - 1

Underground Coal Mining Lease from Darron H. Kelley and Martha J. Kelley to Armstrong Coal Company, Inc., dated July 14, 2011, a short form of which is of record in Deed Book 345, Page 230 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Patty Peacock and Gary Peacock to Armstrong Coal Company, Inc., dated July 17, 2011, a short form of which is of record in Deed Book 346, Page 128 in the Office of the Union County Clerk.

Coal Mining Lease from Charles W. Proctor a/k/a Chuck Proctor to Armstrong Coal Company, Inc., dated July 17, 2011, a short form of which is of record in Deed Book 346, Page 133 in the Office of the Union County Clerk.

Coal Mining Lease from Kathy Proctor a/k/a Kathy Uebel to Armstrong Coal Company, Inc. dated July 17, 2011, a short form of which is of record in Deed Book 346, Page 472 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Norman Ray Potts and Roma H. Potts to Armstrong Coal Company, Inc. dated October 24, 2011, a short form of which is of record in Deed Book 349, Page 178 in the Office of the Union County Clerk.

Unrecorded Underground Coal Mining Lease from Peggy Potts Neeley and Jimmy C. Neeley to Armstrong Coal Company, Inc. dated October 27, 2011.

Unrecorded Underground Mining Lease from Lillian Potts to Armstrong Coal Company, Inc., dated October 27, 2011.

Underground Coal Mining Lease from Stan W. Johnson and Barbara A. Johnson to Armstrong Coal Company, Inc. dated October 28, 2011, a short form of which is of record in Deed Book 348, Page 247, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Cora Lee Goodman a/k/a Cora Lee Howard to Armstrong Coal Company, Inc. dated November 29, 2011, a short form of which is of record in Deed Book 348, Page 508, in the Office of the Union County Clerk.

Coal Mining Lease from James M. Brown a/k/a Mike Brown to Armstrong Coal Company, Inc. dated December 16, 2011, a short form of which is of record in Deed Book 347, Page 746 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Nell Gregory to Armstrong Coal Company, Inc. dated December 29, 2011, a short form of which is of record in Deed Book 348, Page 9 in the Office of the Union County Clerk.

SCHEDULE 1.1(R) - 2

Underground Coal Mining Lease from Bordley Church of Christ to Armstrong Coal Company, Inc. dated January 9, 2012, a short form of which is of record in Deed Book 347, Page 738, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Thomas Allen Willett to Armstrong Coal Company, Inc. dated January 9, 2012, a short form of which is of record in Deed Book 347, Page 742, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Dorothy Russell to Armstrong Coal Company, Inc. dated January 3, 2012, a short form of which is of record in Deed Book 348, Page 83, in the Office of the Union County Clerk.

Deed from Harry L. Cowan and Jo Ann Cowan dated March 16, 2012, and of record in Deed Book 348, Page 402 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Dorothy F. Willett, Laura W. Wilson, and Marvin Lee Wilson to Armstrong Coal Company, Inc. dated October 4, 2011, a short form of which is of record in Deed Book 349, Page 183 in the Office of the Union County Clerk.

Underground Coal Mining Lease from Morris D. Kelley Jr. and Mandy B. Kelley to Armstrong Coal Company, Inc. dated March 22, 2012, a short form of which is of record in Deed Book 351, Page 131, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Katherine Felice Photopulos and Todd Photopulos to Armstrong Coal Company, Inc. dated May 2, 2012, a short form of which is of record in Deed Book 351, Page 309, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Thomas Allen Willett to Armstrong Coal Company, Inc. dated July 11, 2012, a short form of which is of record in Deed Book 351, Page 127, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Jennie L. Ellis, Glendle G. Ellis, Sr., and Jennie L. Ellis, as guardian for her sister, Jane Jenkins, to Armstrong Coal Company, Inc. dated October 1, 2012, a short form of which is of record in Deed Book 351, Page 315, in the Office of the Union County Clerk.

Underground Coal Mining Lease from Margaret Joyce Beard, unmarried, to Armstrong Coal Company, Inc. dated August 21, 2012, a short form of which is of record in Deed Book 351, Page 204, in the Office of the Union County Clerk.

ARMSTRONG DOCK (a/k/a Smallhouse Dock)

(Ohio County)

I. Owner - Surface/Plant/Facilities/Improvements: Western Land Company, LLC: 873 acres of surface, together with all equipment, fixtures, plants, facilities, improvements, etc. (per Deed to Western

SCHEDULE 1.1(R) - 3

Land Company, LLC from Point Pleasant Dock Company, LLC, Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC, dated December 27, 2006, recorded in DB 365, p. 375).

II. Lessee: Armstrong Coal Company, Inc. pursuant to Surface Property Lease from the above-referenced owner dated January 1, 2007, a short form of which is of record in Deed Book 388, Page 270, in the Office of the Ohio County Clerk.

BIG RUN – EAST FORK (KRONOS/WARDEN) –

LEWIS CREEK – MIDWAY (PART)

(Ohio County)

I. Owners - Surface/Surface and Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: (i) 505 acres in Big Run Underground Area; (ii) 1,354 acres in Lewis Creek Surface Area; (iii) 156.0 acres in East Fork - Kronos Surface Area; and (iv) 112 acres and an undivided 9/10th interest in an additional 87 acres in East Fork - Warden #14 Area (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 368, p. 17, as corrected by Deed of Correction dated September 11, 2007, recorded in DB 369, p. 759, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 283, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 240, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: (i) 8,289 acres of #9 seam coal only, and partial interest in additional 413 acres of #9 seam coal, all in Big Run #9 Underground Area; (ii) 1,495 acres and a partial interest in an additional 159 acres of all coal lying above #9 seam in Lewis Creek Area; (iii) 484 acres of coal lying above #9 seam in East Fork - Kronos area; (iv) 174 acres of coal lying above #9 seam in East Fork Warden #14 Area; and (v) 6,575 acres and a partial interest in an additional 413 acres of #8 seam coal in Midway #8 Underground Area (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 368, p. 17, as corrected by Deed of Correction dated September 11, 2007, recorded in DB 369, p. 759, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 283, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 240, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in Deed Book 388, p. 345.

SCHEDULE 1.1(R) - 4

CENTERTOWN (a/k/a Austin Shop & Acreage)

(Ohio County)

I. Owner: Surface/Plant/Facilities/Improvements: Western Land Company, LLC: 208.04 acres of surface, together with all equipment, fixtures, plants, facilities, improvements, etc. (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Land Company, LLC, dated October 19, 2007, recorded in DB 371, p. 28), LESS AND EXCEPT approx. 1 acre conveyed to City of Centertown by Deed dated December 12, 2008, of record in Deed Book 380, Page 233; and approx. 35 acres conveyed to Joseph Michael Roe and Sara Kelly Roe by unrecorded Deed dated April 4, 2008, to be recorded.

II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owner dated February 9, 2011, a short form of which is recorded in DB 388, p. 408.

ELK CREEK

(Ohio County)

I. Owner - Surface/Coal: Ceralvo Holdings, LLC: (i) 415 acres of surface and surface and coal mining rights appurtenant thereto; (ii) entire interest in 18,153.5 acres of #9 seam coal; and (ii) partial interest in 673.5 acres #9 coal (per Deed from Cypress Creek Land Resources, LLC & Cyprus Creek Land Company, dated March 31, 2008, recorded in DB 373, p. 262).

II. Lessee - Coal: Ceralvo Holdings, LLC: #9 coal seam under 401.5 acres which is leased by Assignor pursuant to “Danks/Ray Coal Lease” dated August 25, 1972 and recorded in DB 200, p. 215 (per Assignment and Assumption of Mineral Leasehold Estate (Danks and Ray #9 Only) from Cypress Creek Land Resources, LLC, dated March 31, 2008, recorded in DB 373, p. 199).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owner and lessee dated February 9, 2011, a short form of which is recorded in DB 388, p. 421.

EQUALITY BOOT

(Ohio County)

I. Owners - Surface/Facilities/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,163 acres of surface, surface facilities and surface and coal mining rights; and all oil and gas interest aforesaid surface tract (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, recorded in DB 365, p. 36, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 469, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 220, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,923 acres owned coal and undivided  1/2 interest in 225 acres in surface mineable coal lying above #9 seam and all coal and coal mining rights associated therewith (except for all coal below the top

SCHEDULE 1.1(R) - 5

of #9 seam); and (ii) all oil and gas interest aforesaid coal tracts (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company to Western Land Company, LLC, dated December 12, 2006, recorded in DB 365, p. 36, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 469, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 220, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011, a short form of which is recorded in DB 388, p. 496.

FISH & WILDLIFE

(Ohio County)

I. Owner - Easement for Surface Mining: Western Diamond LLC: easement to conduct surface mining on 3,000 acres in Ohio County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC (“Central States”) and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 360).

II. Owners - Surface/Coal/Oil, Gas & Other Minerals: Western Diamond LLC and Western Mineral Development, LLC: all coal, oil, gas, other minerals and surface property owned, leased or otherwise held and controlled by Central States and Beaver Dam Coal Company located in Ohio County, Kentucky which Central States and/or Beaver Dam Coal Company acquired pursuant to specifically listed source deeds, subject to (i) prior selloffs to the Department of Fish & Wildlife Resources; and (ii) the remaining 4,000 acres of surface mining operations reserved by Central States and Beaver Dam Coal Company for their operations in Muhlenberg County (per Deed from Central States and Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 369, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 1, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 197, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 23.

JACOB’S CREEK – SUNNYSIDE (Part) – HILLSIDE –

CYPRESS CREEK – NELSON CREEK “B”

(Muhlenberg County)

I. Owners - Surface/Surface and Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: (i) 197 acres surface and surface and coal mining rights in the Jacob’s Creek/Drakesboro Area; and (ii) 399 acres surface and surface and coal mining rights in the Sunnyside

SCHEDULE 1.1(R) - 6

Area (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated effective May 31, 2007, recorded in DB 528, p. 284, as confirmed by Deed of Confirmation dated September 30, 2007, recorded in DB 531, p. 205, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 489, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 745, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

II. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: (i) 3,311 acres of all seams of owned coal in Jacob’s Creek/Drakesboro Area; (ii) 836 acres of owned coal lying below #9 seam in Jacob’s Creek/Drakesboro Area; (iii) 333 acres of owned coal in Hillside Area; (iv) 107 acres owned coal lying above #9 seam in Cypress Creek Coal Area; (v) 212 acres owned coal lying above #9 seam in Nelson Creek “B” Area; and (vi) 399 acres owned coal above #9 seam and a partial interest in an additional 2,142 acres of coal above #9 seam, all in Sunnyside Area (per Deed from Central States Coal Reserves of Kentucky, LLC, dated effective May 31, 2007, recorded in DB 528, p. 284, as confirmed by Deed of Confirmation dated September 30, 2007, recorded in DB 531, p. 205, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 489, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 745, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Owner - Easement for Surface Mining: Western Diamond LLC: easement to conduct surface mining on 1,828 acres in Muhlenberg County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 528, p. 344).

IV. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 551, p. 23.

McHENRY RAILROAD SPUR AND CHURCH OF GOD PROPERTY

(Ohio County)

I. Owners - Fee Simple: Western Land Company, LLC and Western Diamond LLC: fee simple interest into real property referred to as the McHenry Railroad Spur (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC, dated May 31, 2007, recorded in DB 368, p. 106).

II. Owner - Fee Simple: Western Land Company, LLC: Property on the old Hartford and Rockport Road about two miles west of McHenry (per Deed from Church of God of Prophecy, dated February 14, 2008, recorded in Deed Book 372, Page 660).

SCHEDULE 1.1(R) - 7

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 50.

NELSON CREEK (PART) – SUNNYSIDE (PART)

(Muhlenberg County)

I. Lessees - Coal: Western Diamond LLC and Western Mineral Development, LLC: 358 acres of coal above #9 seam in Rogers Nelson Creek “B” Area which is leased by Assignor pursuant to “1947 Mineral Lease” dated December 4, 1947, recorded in DB 164, p. 525 (per Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC, dated May 31, 2007, recorded in DB 528, p. 320, Assignment of Partial Lease Interest from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 559, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 782, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

II. Lessees - Coal: Western Diamond LLC and Western Mineral Development, LLC: undivided  1/2 interest in 2,142 acres of coal lying above #9 seam in the Sunnyside (“Duncan”) Area, which is leased by Assignor pursuant to an Indenture dated June 10, 1967 from Kentucky Trust Company of Louisville, Trustee, as lessor, and Sentry Royalty Company as lessee, recorded in DB 258, p. 488 (per Partial Assignment and Assumption of Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated May 31, 2007, recorded in DB 528, p. 330, Assignment of Partial Lease Interest from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 562, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 788, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 551, p. 565, as amended by the Amendment to Short Form of Coal Mining Sublease, a copy of which is recorded in DB 555, p. 426.

PARKWAY (Part)

(Muhlenberg County)

I. Owners - Surface/Facilities/Mining Rights/Oil & Gas: Western Land Company, LLC: (i) 661.54 acres of surface, surface facilities, and surface and coal mining rights; and (ii) any oil and gas underlying any of the surface tracts (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 505, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 586, and Quitclaim Deed from Western Mineral Development, LLC to Western Land Company, LLC dated March 30, 2012, recorded in DB 557, p. 692).

SCHEDULE 1.1(R) - 8

II. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 298 acres of #9 seam coal (except for coal lying above and below #9 seam); and (ii) any oil and gas underlying any of the coal tracts (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 505 and Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 586, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 713, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Lessees - Coal: Western Land Company, LLC and Western Mineral Development, LLC: deep #9 coal south of Western Kentucky Parkway which is leased by Assignor pursuant to “1947 Mineral Lease” dated December 4, 1947, recorded in DB 164, p. 525 (per Partial Assignment and Assumption of Mineral Leasehold Estate (Deep #9 Coal) from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated December 12, 2006, recorded in DB 524, p. 523, as amended and restated by instrument dated April 17, 2007 and recorded in DB 527, p. 186 and Assignment of Partial Lease Interest from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 604, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 779, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

IV. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011, a short form of which is recorded in DB 551, p. 607.

V. Lessee - Coal: Armstrong Coal Company, Inc.: portions of Kentucky #9 Coal only tracts lying south of the south right-of-way boundary of the Wendell Ford Parkway (per Correction Coal Mining Lease (Kentucky #9 Coal) from Cyprus Creek Land Resources, LLC, dated July 25, 2011, a short form of which is of record in Deed Book 554, Page 9 in the Office of the Muhlenberg County Clerk).

December 2011 Peabody Acquisition

VI. Owner - Coal/Mining Rights: Armstrong Coal Company, Inc.: two tracts of the Kentucky Number 9 seam of coal only together with the Kentucky Number 9 coal mining rights and privileges only (per Corporation Special Warranty Deed from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc. dated December 29, 2011 and of record in Deed Book 556, Page 412 in the Office of the Muhlenberg County Clerk).

VII. Lessee - Coal: Armstrong Coal Company, Inc: portion of the #9 vein or seam of coal lying north of the south right of way line of the Wendell Ford Parkway (per Underground Coal Mining Lease from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated December 29, 2011, a memorandum of which is of record in Deed Book 556, Page 436 in the Office of the Muhlenberg County Clerk).

SCHEDULE 1.1(R) - 9

VIII. Sublessee - Coal: Armstrong Coal Company, Inc.: portion of the #9 vein or seam of coal known as Rogers Coal, lying north of the south right of way line of the Wendell Ford Parkway (per Underground Coal Mining Sublease from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated December 29, 2011, a memorandum of which is of record in Deed Book 556, Page 421 in the Office of the Muhlenberg County Clerk).

IX. Lessee and Sublessee - Coal: Armstrong Coal Company, Inc.: that portion of the #9 vein or seam of coal lying north of the south right of way line of the Wendell Ford Parkway (per Underground Coal Mining Lease and Sublease from Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated December 29, 2011, a memorandum of which is of record in Deed Book 556, Page 428 in the Office of the Muhlenberg County Clerk).

ROCKPORT (Part)

(Ohio County)

I. Owner - Coal: Western Diamond LLC: (i) #8 seam of coal; and (ii) two tracts of all seams of coal lying above #9 seam (per Deed from Beaver Dam Coal Company, LLC to Western Diamond LLC, dated October 19, 2007, recorded in DB 371, p. 40).

II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owner dated February 9, 2011, a short form of which is recorded in DB 387, p. 788.

SCHEDULE 1.1(R) - 10

ROCKPORT (Part) – LEWIS CREEK (Part)

(Ohio County)

I. Owners - Coal: Western Diamond LLC and Western Mineral Development, LLC: all #9 seam of coal (no acreage specified) (per Deed from Beaver Dam Coal Company, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 393, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 83, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 181, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Surface/Coal Mining Rights: Western Diamond LLC and Western Mineral Development, LLC: 256 acres of surface, surface facilities and coal mining rights (per Deed from Beaver Dam Coal Company to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 403, Special Warranty Deed from Western Diamond LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 83, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 181, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 99.

TERTELING LEASE AND HIGHVIEW

(Ohio County)

I. Owner - Surface/Facilities/Coal Mining Rights (Highview): Western Diamond LLC: 179.5 acres of surface, surface facilities and coal mining rights (per Deed from Central States Coal Reserves of Kentucky, LLC and Beaver Dam Coal Company, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 414).

II. Lessee - Coal/Surface: Western Diamond LLC: all coal and coal mining rights and privileges and surface and other interests in property Lying east of Bull Run and west of Kentucky Highway 269 which is leased by Assignor pursuant to “Terteling” lease dated May 10, 1957, a short form of which is recorded in DB 133, p. 9 (per Partial Assignment of Coal Mining Lease from Central States Coal Reserves of Kentucky, LLC to Western Diamond LLC, dated September 19, 2006, recorded in DB 363, p. 428).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owner dated February 9, 2011, a short form of which is recorded in DB 388, p. 61.

SCHEDULE 1.1(R) - 11

VOGUE – SUNNYSIDE (Part) – GAME PRESERVE – PARADISE #9

(Muhlenberg County)

I. Owners - Surface/Coal Mining Rights/Oil & Gas: (i) Western Land Company, LLC and Western Mineral Development, LLC: 1,732 acres and an undivided 50% interest in an additional 1,376 acres in the Vogue - Pond River Levee & Earles Areas, including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 721, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191); and (ii) Western Land Company, LLC: 4,782 acres in Gibralter Surface Area (Sunnyside) (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, and Quitclaim Deed from Western Mineral Development, LLC to Western Land Company, LLC dated March 30, 2012, recorded in DB 557, p. 701), LESS AND EXCEPT so much thereof conveyed to Western Leasing, Inc. by Quitclaim Deed dated January 25, 2010, of record in Deed Book 546, Page 279, in the office of the Clerk of Muhlenberg County, Kentucky.

II. Owners - Surface Mining Operations/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: 50 acres of surface mining operations and access rights, coal mining rights and privileges, including all oil and gas and other minerals, all regarding Paradise #9 (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 721, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

III. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 2,854 acres of #9 seam coal and all seams of coal above #9 seam in the Vogue - Pond River Levee & Earles Areas; (ii) 548 acres of #9 seam coal and all coal above #9 seam in the Game Preserve B & C Area; (iii) 803 acres of all #9 seam coal regarding Paradise #9; and (iv) all oil and gas and other minerals underlying said coal tracts and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 118, as corrected by Deed of Correction dated September 30, 2007, recorded in DB 531, p. 213, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 630, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 721, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

SCHEDULE 1.1(R) - 12

IV. Sub-Lessees - Surface/Coal: Western Land Company, LLC and Western Mineral Development, LLC: an undivided  1/2 interest in (i) 1,003 acres of leased surface; and (ii) 2,781 acres of #9, #11, #12, #13 and #14 seam coal, which is leased by Assignor pursuant to “Martin” lease dated August 19, 1958, recorded in DB 254, p. 349 (per Partial Assignment and Assumption of Surface and Mineral Leasehold Estate from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 161, Assignment of Partial Lease Interest from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 551, p. 676, Assignment of Partial Lease Interest from Western Land Company, LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 557, p. 785, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Articles of Incorporation Book 16, p. 191).

V. Owner - Easement for Surface Mining: Western Land Company, LLC: easement to conduct surface mining on 50 acres in Muhlenberg County (per Deed of Easement from Central States Coal Reserves of Kentucky, LLC to Western Land Company, LLC, dated March 30, 2007, recorded in DB 527, p. 153).

VI. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners and lessees dated February 9, 2011, a short form of which is recorded in DB 551, p. 679.

WARDEN (Part)

(Ohio County)

I. Lessee - Surface/Coal: Ceralvo Holdings, LLC: all leased surface and #9 and #14 coal seams and the surface and coal mining rights appurtenant thereto which is leased by Assignor pursuant to “Carter/Harrel Heirs Lease” dated May 21, 1977, a short form of which is recorded in DB 223, p. 833 (per Assignment and Assumption of Coal Lease Agreement (Carter/Harrel Heirs (Warden Area) from Cypress Creek Land Resources, LLC, dated March 31, 2008, recorded in DB 373, p. 210).

II. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Sublease from the above-referenced lessee dated February 9, 2011, a short form of which is recorded in DB 388, p. 254.

WEST FORK – MIDWAY (Part) – BEN’S LICK – CENTRAL GROVE

MCHENRY – ROCKPORT (Part) – KEN WYE

(Ohio County)

I. Owners - Surface/Coal Mining Rights/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 4,999 acres and an undivided 95% interest in an additional 21 acres in West Fork and Midway; (ii) 691 acres in Ben’s Lick and Central Grove Church Areas; (iii) 2,041 acres and an undivided 2/3 interest in an additional 116 acres in the area south of Ky. Hwy 62, north of Western Kentucky Parkway and west of U.S. Hwy. 231 (“3 Highways”) (McHenry Area and part of Rockport

SCHEDULE 1.1(R) - 13

Area); (iv) 512 acres in Ken Wye Surface Area; and (v) including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (except regarding the Ken Wye Surface Area) (per Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, recorded in DB 367, p. 1, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 118, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 116, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

II. Owners - Coal/Oil & Gas: Western Land Company, LLC and Western Mineral Development, LLC: (i) 6,575 acres and a partial interest in an additional 413 acres of coal above #9 seam in the West Fork and Midway Areas; (ii) 865 acres of all coal owned in Ben’s Lick and Central Grove Church Area; (iii) 4,347 acres and an undivided 2/3 interest in an additional 116 acres of all coal owned in 3 Highways (McHenry/pt. Rockport) Area; and (iv) including all oil and gas and other minerals and the mining and mineral rights and privileges related thereto (per Deed from Central States Coal Reserves of Kentucky, LLC, Beaver Dam Coal Company, LLC, Ohio County Coal Company, LLC and Grand Eagle Mining, Inc. to Western Land Company, LLC, dated March 30, 2007, recorded in DB 367, p. 1, Special Warranty Deed from Western Land Company, LLC to Western Mineral Development, LLC dated February 9, 2011, recorded in DB 388, p. 118, Special Warranty Deed from Western Diamond LLC to Armstrong Conveyance I, LLC dated March 30, 2012, recorded in DB 394, p. 116, and Certificate of Merger of Armstrong Conveyance I, LLC into Western Mineral Development, LLC dated March 30, 2012, recorded in Miscellaneous Book 71, p. 149).

III. Lessee: Armstrong Coal Company, Inc. pursuant to Coal Mining Lease and Sublease from the above-referenced owners dated February 9, 2011, a short form of which is recorded in DB 388, p. 183.

ADDITIONAL INTERESTS

Surface Lease from Lyman P. and Joyce M. Barnes and Jerry Carson and Zexia Barnes Bishop to Armstrong Coal Company, Inc., a Delaware corporation, dated February 14, 2008, a short form of which is of record in Deed Book 372, Page 582, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Daniel Bell and Melissa Bell (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated July 8, 2010, of record in Deed Book 385, Page 57, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Richard Lee Brown and Doris A. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated December 16, 2010, of record in Deed Book 387, Page 167, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 14

Deed from Kenneth H. Brown and Cynthia S. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 8, 2010, of record in Deed Book 386, Page 279, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kenneth H. Brown and Cynthia S. Brown (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 8, 2010, of record in Deed Book 386, Page 282, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Edgar H. Duncan and Bernice H. Duncan (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 8, 2010, Deed Book 383, Page 225, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Anna Laura Dortch (widow) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 13, 2010, of record in Deed Book 386, Page 349, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Delois Jane Geary (unm.) and Mary Etta Hurst, formerly Mary Etta Geary, and Ronald Hurst (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 19, 2008, of record in Deed Book 373, Page 514, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Glendale James and Wanda James (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated September 12, 2010, of record in Deed Book 386, Page 286, in the Office of the Clerk of Ohio County, Kentucky.

General Warranty Deed from Charles and Brenda Jarvis (husband and wife), Leon and Cathy Hardison (husband and wife) and Ronald and Martha Dame (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated March 19, 2008, of record in Deed Book 373, Page 510, in the Office of the Clerk of Ohio County, Kentucky.

Quitclaim Deed from CSX Transportation, Inc., a Virginia corporation, to Armstrong Coal Company, Inc., a Delaware corporation, dated December 8, 2009, of record in Deed Book 382, Page 155, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kathy Ann Shelton and William Todd Shelton (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated December 16, 2010, of record in Deed Book 387, Page 162, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Dennis and Deborah Farris (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated May 20, 2010, a short form of which is of record in Lease Book 189, Page 212, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 15

Coal Mining Lease from Bradford and Miranda Luppino (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 12, 2010, a short form of which is of record in Deed Book 386, Page 698, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Young Manufacturing Company, Inc. to Armstrong Coal Company, Inc., a Delaware corporation, dated August 30, 2010, a short form of which is of record in Deed Book 385, Page 689, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Randal Schultz (unm.), Sandra G. Schultz (widow), Kenneth Schultz and Patricia Schultz (husband and wife) and Tammy Gaddis (unm.) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 24, 2008, of record in Deed Book 377, Page 134, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Agnes Tanner and Forrest Tanner (wife and husband), Wendell Lynch (unm.), Donald Stone and Toni Stone (husband and wife), Robert Stone (unm.), E. T. Jones and Ann Jones (husband and wife), Dorothy Cook and Robert Cook (wife and husband), Iven Jones (unm.), Wilbur Jones and Phyllis Jones (husband and wife), Jerry Jones and Vadis Jones (husband and wife), David Jones and Janis Jones (husband and wife), Earl Jones and Mary Jones (husband and wife), Carroll Jones and Peggy Jones (husband and wife), Paul Jones and Cherie Jones (husband and wife), Janice Ziemba (unm.), Patricia Faye Cundiff and David Cundiff (wife and husband), Pearlie Arnold (widow), Charles W. Lynch and Margaret Lynch (husband and wife) and William Ray Lynch (unm.) to Armstrong Coal Company, Inc., a Delaware corporation, dated October 23, 2008, of record in Deed Book 376, Page 395, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Norman Spring and Charline Spring (husband and wife) and Tammy Harris and Keith Harris (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 630, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Nina A. Schultz (widow), Monica Fay LeCompte and James Michael LeCompte (wife and husband), Glenn T. Schultz, Jr. and Brenda Schultz (husband and wife), Karla Kristianna Canan (unm.), Sharon Smitha (unm.) and Charles E. Schultz and Angela Schultz (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 633, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Maxie E. Schultz and Charlotte Schultz (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated November 19, 2008, of record in Deed Book 376, Page 639, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Betty R. Craig Trust to Armstrong Coal Company, Inc., a Delaware corporation, dated July 17, 2008, a memorandum of which is of record in Deed Book 376, Page 580, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Bertha S. Grider (widow), Joe Brent Grider, Jr., Jessica Gwenlyn, Amanda Westerfield, and Joe Brent Grider to Armstrong Coal Company, Inc., a Delaware corporation, dated March 17, 2008, a memorandum of which is of record in Deed Book 373, Page 490, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 16

Coal Mining Lease from Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 434, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Allen Gray Limited Partnership II, an Illinois limited partnership, and Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 439, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Allen Gray Limited Partnership III, an Illinois limited partnership, to Armstrong Coal Company, Inc., a Delaware corporation, dated August 12, 2010, a memorandum of which is of record in Deed Book 385, Page 429, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Joseph L. Ralph and Rose A. Ralph (husband and wife) to Armstrong Coal Company, Inc., a Delaware corporation, dated May 20, 2010, a memorandum of which is of record in Lease Book 189, Page 207, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Joe Michael Barnard and Kristina M. Barnard (husband and wife), Richard L. Hocker (unm.), John W. Hocker and Janet R. Hocker (husband and wife) and Ruth Ann Hocker Szymanski and Conrad Szymanski (wife and husband) to Armstrong Coal Company, Inc., a Delaware corporation, dated August 3, 2010, a memorandum of which is of record in Deed Book 385, Page 338, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Hazel Birchwell (widow) to Armstrong Coal Company, Inc., a Delaware corporation, dated February 22, 2010, a memorandum of which is of record in Deed Book 383, Page 198, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Mark Little and Janis Little to Armstrong Coal Company, Inc., a Delaware corporation, dated July 17, 2008, a memorandum of which is of record in Deed Book 376, Page 576, in the Office of the Clerk of Ohio County, Kentucky.

Special Warranty Deed from Cyprus Creek Land Company, a Delaware corporation, to Armstrong Coal Company, Inc., a Delaware corporation, dated June 19, 2009, of record in Deed Book 381, Page 467, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Angela Danielle Jones and David C. Jones, Felicia Leigh-Ann Hughes and Pamela Gabrielle Fowler, to Armstrong Coal Company, Inc., dated March 7, 2008, to be recorded.

Roadway Lease by Cloyd R. Mellot to Armstrong Coal Company, Inc., dated January 1, 2009, a Short Form of which is of record in Miscellaneous Book 68, Page 406, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 17

Coal Mining Lease from Dennis H. Woods and Brenda Woods and Damien L. Brown and Deborah Brown to Armstrong Coal Company, Inc., dated effective as of October 2, 2008, a short form of which is of record in Deed Book 388, Page 522, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from James Jones and Lola Jones to Armstrong Coal Company, Inc., dated May 14, 2010, a short form of which is of record in Lease Book 189, Page 202, as amended by instrument of record in Deed Book 387, Page 649, both, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Daisy Curtis Scroggins to Armstrong Coal Company, Inc., dated March 7, 2008, a short form of which is of record in Deed Book 388, Page 595, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Sue Hughes Bartlett to Armstrong Coal Company, Inc., dated March 7, 2008, a short form of which is of record in Deed Book 387, Page 752, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Gerald Wayne Powers and Linda Powers to Armstrong Coal Company, Inc., dated December 3, 2009, a short form of which is of record in Deed Book 387, Page 637, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Michelle L. Queen to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 387, Page 631, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from William Todd Paul to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 388, Page 691, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from William A. Holladay to Armstrong Coal Company, Inc., dated September 30, 2009, a short form of which is of record in Deed Book 387, Page 708, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from John Brown, Jr. and Patricia Brown to Armstrong Coal Company, Inc., dated January 2, 2008, a short form of which is of record in Deed Book 387, Page 643, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Noel D. Cavendar, Rhonda D. Cavender, Cheryl Ann Lacefield and Garry Dale Lacefield, to Armstrong Coal Company, Inc., dated April 13, 2009, a short form of which is of record in Deed Book 387, Page 625, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Glenn W. Danks, Ronald A. Danks, Clyde Richard Danks, Kelly Richard Danks, Phillip Andrew Danks, Michael Edgar Danks and Melissa Ann Danks Sandberg to Armstrong Coal Company, Inc., dated April 15, 2010, a short form of which is of record in Deed Book 387, Page 652, in the Office of the Clerk of Ohio County, Kentucky.

SCHEDULE 1.1(R) - 18

Coal Mining Lease from Bertha S. Grider, Carolyn M. Casteel, Parent and Agent of and for Katlin M. Grider and John M. Grider, minors, and Timothy Casteel to Armstrong Coal Company, Inc., dated March 18, 2009, a memorandum of which is of record in Deed Book 387, Page 738, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Timothy and Mary Stenberg to Armstrong Coal Company, Inc., dated June 1, 2010, a short form of which is of record in Deed Book 387, Page 618, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease from Warren C. Roe, Josephine Roe, Joseph Michel Roe and Sara Kelly Roe to Armstrong Coal Company, Inc., dated March 7, 2008, a memorandum of which is of record in Deed Book 387, Page 743, in the Office of the Clerk of Ohio County, Kentucky.

Coal Mining Lease by Cyprus Creek Land Company, LLC and Cyprus Creek Land Resources, LLC to Armstrong Coal Company, Inc., dated as of February 1, 2010, a short form of which is of record in Deed Book 387, Page 714, in the Office of the Clerk of Ohio County, Kentucky.

Corporation Special Warranty Deed from Cyprus Creek Land Company to Armstrong Coal Company, Inc., dated March 3, 2011, of record in Deed Book 389, Page 776, in the Office of the Clerk of Ohio County, Kentucky.

Corporation Special Warranty Deed from Cyprus Creek Land Company to Armstrong Coal Company, Inc., dated March 3, 2011, of record in Deed Book 389, Page 781, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Minda G. Pearson to Armstrong Coal Company, Inc., dated April 1, 2011, of record in Deed Book 389, Page 265, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Minda G. Pearson to Armstrong Coal Company, Inc., dated April 1, 2011, of record in Deed Book 389, Page 268, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Kathy Ann Shelton and William Todd Shelton, husband and wife, to Armstrong Coal Company, Inc., dated May 27, 2011, of record in Deed Book 390, Page 427, in the Office of the Clerk of Ohio County, Kentucky.

Deed from Garry Franklin Igleheart and Janie Igleheart, husband and wife, and Joel Render Igleheart and Phyllis Igleheart, husband and wife, dated July 8, 2011 and of record in Deed Book 390, Page 615 in the Office of the Ohio County Clerk.

Deed from Rexford F. Igleheart, a single man, Garry Franklin Igleheart and Janie Igleheart, husband and wife, and Joel Render Igleheart and Phyllis Igleheart, husband and wife, dated July 8, 2011 and of record in Deed Book 390, Page 610 in the Office of the Ohio County Clerk.

SCHEDULE 1.1(R) - 19

Deed from Casey Barnes, Barry Barnes and Alta Barnes, to Armstrong Coal Company, Inc., dated August 22, 2011, of record in Deed Book 391, Page 145, in the Office of the Ohio County Clerk.

Easement Agreement between Big Rivers Electric Corporation and Armstrong Coal Company, Inc., dated September 14, 2011 and of record in Deed Book 391, Page 436 in the Office of the Ohio County Clerk.

Deed from Ben Hammons and Tana Hammons, husband and wife, to Armstrong Coal Company, Inc., dated September 9, 2011 and of record in Deed Book 391, Page 320, in the Office of the Ohio County Clerk.

Deed from Cyprus Creek Land Company, a Delaware corporation, to Armstrong Coal Company, Inc., dated December 13, 2011 and of record in Deed Book 393, Page 36, in the Office of the Ohio County Clerk LESS AND EXCEPT that part of Tract 38 conveyed to Kentucky Utilities Company by deed dated December 10, 2012, of record in Deed Book 397, Page 668, in the office of the Ohio County Clerk.

Deed from Roland C. Smith and Golda Mae Smith, husband and wife, to Armstrong Coal Company, Inc. dated January 12, 2012, of record in Deed Book 393, Page 100, in the Office of the Ohio County Clerk.

Coal Mining Lease from Dennie Lee Grider and Shelia Curtis Grider to Armstrong Coal Company, Inc. dated February 14, 2012, a short form of which is of record in Deed Book 396, Page 732, in the Office of the Ohio County Clerk.

Coal Mining Lease from Dennie Lee Grider and Shelia Curtis Grider to Armstrong Coal Company, Inc. dated April 6, 2012, a short form of which is of record in Deed Book 396, Page 738, in the Office of the Ohio County Clerk.

Deed from Billy Dale Geary, Jr. to Armstrong Coal Company, Inc. dated July 21, 2012 and of record in Deed Book 395, Page 504, in the Office of the Ohio County Clerk.

SCHEDULE 1.1(R) - 20

Schedule 1.1(V)

Vendor Liens

All “Vendor Liens” listed on Schedule 1.1(P) above.

SCHEDULE 1.1(V) - 1

Schedule 6.1.1

Good Standing and Qualification

Each Loan Party is in good standing in its jurisdiction of formation (as listed in Schedule 6.1.2).

The following Loan Parties are qualified to transact business as foreign entities in the following jurisdictions:

Entity	Jurisdiction
Armstrong Air, LLC	Missouri
Armstrong Coal Company, Inc.	Kentucky, Missouri
Armstrong Energy, Inc.	Missouri
Western Diamond LLC	Kentucky

SCHEDULE 6.1.1 - 1

Schedule 6.1.2

Subsidiaries, Jurisdiction of Formation and Ownership

I.	Subsidiaries of Borrower

1. Armstrong Energy Holdings, Inc., a Delaware corporation (100% ownership of common stock)

2. Armstrong Air, LLC, a Delaware limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

3. Armstrong Coal Company, Inc., a Delaware corporation (100% of common stock held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

4. Western Diamond LLC, a Nevada limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

5. Western Land Company, LLC, a Kentucky limited liability company (100% of membership interests held by Armstrong Energy Holdings, Inc., a subsidiary of Borrower)

Excluded Subsidiaries not listed above: Armstrong Fabricators, Inc., Armstrong Logistics Services, LLC, Elk Creek GP, LLC, and Survant Mining Company, LLC

SCHEDULE 6.1.2 - 1

II.	Jurisdiction and Ownership of Borrower and Subsidiaries

Loan Party	Jurisdiction	Type of Interest	Ownership	Options, etc.

Armstrong Air, LLC	Delaware	M	Armstrong Energy Holdings, Inc. – 100%	None
Armstrong Coal Company, Inc.	Delaware	CS	Armstrong Energy Holdings, Inc. – 25,000
Armstrong Energy, Inc.	Delaware	CS

Yorktown Energy Partners VI, L.P. – 832,500

Yorktown Energy Partners VII, L.P. – 11,562,500

Yorktown Energy Partners VIII, L.P. – 6,012,500

Yorktown Energy Partners IX, L.P. – 2,775,000

J. Hord Armstrong, III – 129,701

Martin D. Wilson – 114,772

James H. Brandi – 161,875

Lucy B Trust – 39,313

Lorenzo and Danielle Wiseman – 37,000

Brim Family 2004 Trust – 37,000

Franklin W. Hobbs, IV – 34,688

John H. Stites, III – 37,023

Hutchinson Brothers, LLC – 78,394

J. Richard Gist – 18,500

None
Armstrong Energy Holdings, Inc.	Delaware	CS	Armstrong Energy, Inc. – 1,397,480	None
Western Diamond LLC	Nevada	M	Armstrong Energy Holdings, Inc. – 100%	None
Western Land Company, LLC	Kentucky	M	Armstrong Energy Holdings, Inc. – 100%	None

Key

M	=	Membership Interests
CS	=	Common Stock

SCHEDULE 6.1.2 - 2

Schedule 6.1.5

MAC Litigation

None

SCHEDULE 6.1.5 - 1

Schedule 6.1.14

Insurance

Named Insureds (except as to item 7 below): Armstrong Coal Company, Inc., Armstrong Coal Reserves, Inc., Armstrong Energy Holdings, Inc., Armstrong Fabricators, Inc., Armstrong Energy, Inc., Armstrong Logistics Services, LLC, Armstrong Mining, Inc., Armstrong Resources Holdings, LLC, Armstrong Resources, LLC, Armstrong Technology Services, LLC, Western Diamond LLC, Western Land Company, LLC, Western Mineral Development, LLC, Ceralvo Holdings, LLC, Ceralvo Resources, LLC, Elk Creek GP, LLC, Armstrong Resource Partners, L.P., Elk Creek Operating GP, LLC, Elk Creek Operating, LP, RAM Terminals, LLC (CGL,Auto,WC,Umbrella Only)

Term (except as to item 7 below): March 31, 2012 through March 31, 2013

1.	Type of Policy:	Property
	Insurance Company:	Travelers Property & Casualty Co. of America
	Policy Number:	QT6308757M624TIL12
	Property Limit:	$73,016,394 as of March 31, 2012 – blanket limit including buildings and business personal property.

2.	Type of Policy:	Inland Marine
	Insurance Company:	Travelers Property & Casualty Co. of America
	Policy Number:	QT6308757M624TIL12
	Inland Marine Limit:	$75,000,000

3.	Type of Policy:	Business Automobile
	Insurance Company:	American Guarantee & Liability Insurance Co.
	Policy Number:	BAP938366803
	Limit of Liability:	$1,000,000 per accident combined single limit bodily injury and property damage liability – owned, hired, non-owned

4.	Type of Policy:	Commercial General Liability
	Insurance Company:	American Zurich Insurance Co.
	Policy Number:	GLO938366903
	Limit of Liability:	$2,000,000 each occurrence, $3,000,000 general aggregate limit

5.	Type of Policy:	Workers Compensation
	Insurance Company:	American Zurich Insurance Company
	Policy Number:	WC938366703
	States of Operation:	Kentucky and Missouri
	Employers Liability:	$2,000,000 bodily injury by accident (each accident)
$2,000,000 bodily injury by disease (policy limit)
$2,000,000 bodily injury by disease (each employee)

6.	Type of Policy:	Commercial Umbrella
	Insurance Company:	American Guarantee and Liability Insurance Company
	Policy Number:	UMB488640902
	Limit of Liability:	$20,000,000 each occurrence/aggregate

SCHEDULE 6.1.14 - 1

7.	Type of Policy:	Aircraft Policy
	Insurance Company:	National Union Fire Insurance Company of Pittsburgh, PA
	Policy Number:	GM 001857973-06
	Named Insured:	Aero Charter, Inc. (manager)
(certificates issued to Armstrong Air, LLC, as lessee, Armstrong Coal Company,
Inc. and Armstrong Energy, Inc.)
	Policy Term:	March 1, 2012 through March 1, 2013
	Limits of Liability:	Liability Coverage – $100,000,000 per occurrence
Medical Expenses – $25,000 per passenger per occurrence
Physical Damage Limit – $5,800,000

SCHEDULE 6.1.14 - 2

Schedule 6.1.15

ERISA Compliance

None

SCHEDULE 6.1.15 - 1

Schedule 6.1.16

Environmental Matters

None

SCHEDULE 6.1.16 - 1

Schedule 7.1

Indebtedness Paid Off

$50,000,000 Revolving Credit Facility/$100,000,000 Term Loan dated February 9, 2011 by and among ARMSTRONG COAL COMPANY, INC., a Delaware corporation, ARMSTRONG LAND COMPANY, LLC, a Delaware limited liability company, WESTERN MINERAL DEVELOPMENT, LLC, a Delaware limited liability company, WESTERN DIAMOND LLC, a Nevada limited liability company, WESTERN LAND COMPANY, LLC, a Kentucky limited liability company, and ELK CREEK, L.P., a Delaware limited partnership, the GUARANTORS thereto, the LENDERS thereto, THE HUNTINGTON NATIONAL BANK, in its capacity as syndication agent for the Lenders, UNION BANK, N.A., in its capacity as documentation agent for the Lenders, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders

SCHEDULE 7.1 - 1

SCHEDULE 8.1.3

INSURANCE REQUIREMENTS RELATING TO THE COLLATERAL

COVENANTS:

At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions set forth below or are otherwise in form acceptable to the Administrative Agent in its discretion. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, (i) in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement, (ii) for losses of less than $500,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties, and (iii) for losses equal to or greater than $500,000 received at such time as no Event of Default or Potential Default exists, be disbursed by the Administrative Agent to the applicable Loan Parties on such terms as are deemed appropriate by the Administrative Agent for the repair, restoration and/or replacement of Collateral and other property in respect of which such proceeds were received.

ENDORSEMENT:

(i) specify the Administrative Agent as an additional insured, mortgagee and lender loss payee as its interests may appear,

(ii) with respect to all property insurance policies, provide that the interest of the Lenders shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, except that the insurer shall not be obligated to maintain the insurance if the breach consists of non-payment of premiums which continues for 30 days after written notice to Administrative Agent,

(iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,

(iv) provide that any and all rights of subrogation which the insurers may have or acquire against the Loan Parties shall be, at all times and in all respects, junior and subordinate to the prior Payment In Full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been Paid in Full and the Commitments have terminated,

SCHEDULE 8.1.3 - 1

(v) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice of such cancellation or change,

(vi) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and

(vii) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.

SCHEDULE 8.1.3 - 2

Schedule 8.2.1

Existing Indebtedness

1. Indebtedness related to the following promissory notes:

a. Promissory Note in the principal amount of $561,000 payable by Armstrong Coal Company, Inc. to the order of Anna Laura Dortch dated October 13, 2010.

b. Promissory Note in the principal amount of $716,520 payable by Armstrong Coal Company, Inc. to the order of Kenneth H. Brown and Cynthia S. Brown dated October 8, 2010.

2. Advance minimum royalties payable under real property leases.

3. Royalties payable pursuant to the royalty agreements set forth in Schedule 1.1(P).

4. Existing Capital Leases of Equipment - see schedule 1.1(P).

SCHEDULE 8.2.1 - 1

Schedule 8.2.4

Loans to Officers, Directors and Affiliates

None

SCHEDULE 8.2.4 - 1

EXHIBIT 5.9.7(A)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(A) - 1

EXHIBIT 5.9.7(B)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(B) - 1

EXHIBIT 5.9.7(C)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(C) - 1

EXHIBIT 5.9.7(D)

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of [                    ] (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [    ], and each lender from time to time party thereto.

Pursuant to the provisions of Section 5.9 [Taxes] of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

EXHIBIT 5.9.7(D) - 1